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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (date of earliest event reported): SEPTEMBER 23, 1998

                        COMMISSION FILE NUMBER: 1-12154

                             WASTE MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      73-1309529
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                            1001 FANNIN, SUITE 4000
                              HOUSTON, TEXAS 77002
                    (Address of principal executive offices)

                                 (713) 512-6200
              (Registrant's telephone number, including area code)

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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Supplemental Consolidated Financial Statements

     The supplemental consolidated financial statements and supplemental interim condensed consolidated financial statements of Waste Management, Inc. and subsidiaries (the "Company") listed below have been prepared to give retroactive effect to the merger with Waste Management Holdings, Inc. which has been accounted for by the pooling of interests method as described in Notes 1 and 2 to the supplemental consolidated financial statements. The supplemental consolidated balance sheets are as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows are for each of the three years in the period ended December 31, 1997. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in historical financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

     (b) Exhibits

          23.1           -- Consent of Independent Public Accountants
          23.2           -- Consent of Independent Accountants
          27             -- Restated Financial Data Schedule
          27.1           -- Restated Financial Data Schedule
          27.2           -- Restated Financial Data Schedule
          27.3           -- Restated Financial Data Schedule

            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Supplemental Consolidated Financial Statements:
  Report of Independent Public Accountants..................    3
  Report of Independent Accountants.........................    5
  Supplemental Consolidated Balance Sheets as of December
     31, 1997 and 1996......................................    6
  Supplemental Consolidated Statements of Operations for the
     Years Ended December 31, 1997, 1996, and 1995..........    7
  Supplemental Consolidated Statements of Stockholders'
     Equity for the Years Ended December 31, 1997, 1996, and
     1995...................................................    8
  Supplemental Consolidated Statements of Cash Flows for the
     Years Ended December 31, 1997, 1996, and 1995..........   11
  Supplemental Consolidated Statements of Comprehensive
     Income for the Years Ended December 31, 1997, 1996, and
     1995...................................................   13
  Notes to Supplemental Consolidated Financial Statements...   14

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Waste Management, Inc. (formerly known as USA Waste Services, Inc. prior to July 16, 1998):

     We have audited the consolidated balance sheets of Waste Management Holdings, Inc. (formerly known as Waste Management, Inc. prior to July 16, 1998) and Subsidiaries (a Delaware corporation) as of December 31, 1997, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the four years in the period ended December 31, 1997 (1996 and prior, as restated). These financial statements are not included or incorporated by reference herein. These financial statements are the responsibility of Waste Management Holdings, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waste Management Holdings, Inc. and Subsidiaries as of December 31, 1997, 1996 and 1995, and the results of its operations and its cash flows for each of the four years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 3 to the Waste Management Holdings, Inc. consolidated financial statements, effective January 1, 1995, Waste Management Holdings, Inc. changed its method of accounting for capitalized interest on landfill cell construction and effective January 1, 1997, Waste Management Holdings, Inc. changed its method of accounting for environmental remediation liabilities.

     We have also made a similar audit of the accompanying supplemental consolidated balance sheets of Waste Management, Inc. (formerly known as USA Waste Services, Inc. prior to July 16, 1998) and Subsidiaries (the "Company") at December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ending December 31, 1997. The supplemental consolidated statements give retroactive effect to the merger of the companies known prior to July 16, 1998 as USA Waste Services, Inc. and Waste Management, Inc. that formed the Company on July 16, 1998, which has been accounted for as a pooling of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We did not audit the consolidated financial statements of Waste Management, Inc. (formerly known as USA Waste Services, Inc. prior to July 16, 1998) and Subsidiaries included in the supplemental consolidated financial statements of the Company which statements reflect total assets and revenues constituting thirty-three percent and twenty-two percent, respectively, in 1997 and eighteen percent and fifteen percent, respectively, in 1996 of the related supplemental consolidated totals, after restatement to reflect certain adjustments as set forth in Note 20. These financial statements, prior to the aforementioned adjustments, were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Waste Management, Inc. (formerly known as USA Waste Services, Inc. prior to July 16, 1998), and Subsidiaries is based solely upon the report of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audit and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Waste Management, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, after giving retroactive effect to the merger described in Note 1, all in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the supplemental consolidated financial statements, effective January 1, 1997, Waste Management, Inc. changed its method of accounting for environmental remediation liabilities.

                                          Arthur Andersen LLP

Houston, Texas
September 23, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of USA Waste Services, Inc.:

     We have audited the consolidated balance sheets of USA Waste Services, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Waste Services, Inc. as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            PricewaterhouseCoopers LLP

Houston, Texas
March 16, 1998

                             WASTE MANAGEMENT, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)

                                     ASSETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
Current assets:
  Cash and cash equivalents.................................  $   184,052   $   349,367
  Short-term investments....................................       59,296       319,338
  Accounts receivable, net of allowance for doubtful
    accounts of $86,728 and $70,349, respectively...........    1,955,794     1,896,057
  Notes and other receivables...............................       90,144        68,243
  Parts and supplies........................................      152,702       147,853
  Deferred income taxes.....................................       52,592        48,561
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................      158,610       240,531
  Prepaid expenses and other................................      147,702       156,202
                                                              -----------   -----------
        Total current assets................................    2,800,892     3,226,152
Notes and other receivables.................................      128,105       185,273
Property and equipment, net.................................   11,104,440    10,929,887
Excess of cost over net assets of acquired businesses,
  net.......................................................    4,658,818     4,570,747
Other intangible assets, net................................      118,653       105,423
Net assets of continuing businesses held for sale...........      154,384       227,351
Other assets................................................      997,189     1,422,365
                                                              -----------   -----------
        Total assets........................................  $19,962,481   $20,667,198
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $   995,223   $ 1,070,314
  Accrued liabilities.......................................    1,881,085     1,568,639
  Deferred revenues.........................................      296,996       248,181
  Current maturities of long-term debt......................    1,587,751       588,099
                                                              -----------   -----------
        Total current liabilities...........................    4,761,055     3,475,233
Long-term debt, less current maturities.....................    7,803,000     8,441,889
Deferred income taxes.......................................      517,612       620,898
Net liabilities of discontinued operations..................           --        57,874
Environmental liabilities...................................    1,030,755       832,415
Other liabilities...........................................      934,118       770,865
                                                              -----------   -----------
        Total liabilities...................................   15,046,540    14,199,174
                                                              -----------   -----------
Minority interest in subsidiaries...........................    1,110,681     1,177,463
                                                              -----------   -----------
Commitments and contingencies
Put options.................................................           --        95,789
                                                              -----------   -----------
Stockholders' equity:
  Preferred stock, $.01 par value; 10,000,000 shares
    authorized; none issued.................................           --            --
  Common stock, $.01 par value; 1,500,000,000 shares
    authorized; 585,454,282 and 549,279,305 shares issued,
    respectively............................................        5,855         5,493
  Additional paid-in capital................................    3,828,475     2,894,900
  Retained earnings.........................................    1,933,929     3,191,419
  Accumulated other comprehensive income....................     (283,193)     (113,941)
  Restricted stock unearned compensation....................      (11,102)       (2,541)
  1988 Employee stock ownership plan........................           --        (6,396)
  Treasury stock at cost, 34,239,062 and 9,291,061 shares,
    respectively............................................   (1,369,329)     (420,355)
  Employee stock benefit trust at market, 7,892,612
    shares..................................................     (299,375)     (353,807)
                                                              -----------   -----------
        Total stockholders' equity..........................    3,805,260     5,194,772
                                                              -----------   -----------
        Total liabilities and stockholders' equity..........  $19,962,481   $20,667,198
                                                              ===========   ===========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             WASTE MANAGEMENT, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1997          1996          1995
                                                              -----------   -----------   -----------
Operating revenues..........................................  $11,802,350   $10,874,767   $10,316,307
                                                              -----------   -----------   -----------
Costs and expenses:
  Operating (exclusive of depreciation and amortization
    shown below)............................................    7,359,572     6,468,204     6,176,196
  General and administrative................................    1,413,244     1,294,471     1,260,192
  Depreciation and amortization.............................    1,382,356     1,256,727     1,178,896
  Merger costs..............................................      109,411       126,626        26,539
  Asset impairments and unusual items.......................    1,771,145       529,768       394,092
(Income) loss from continuing operations held for sale, net
  of minority interest......................................        9,930          (315)      (25,110)
                                                              -----------   -----------   -----------
                                                               12,045,658     9,675,481     9,010,805
                                                              -----------   -----------   -----------
Income (loss) from operations...............................     (243,308)    1,199,286     1,305,502
                                                              -----------   -----------   -----------
Other income (expense):
  Interest expense..........................................     (551,149)     (522,921)     (533,474)
  Interest income...........................................       45,214        34,603        41,565
  Minority interest.........................................      (45,442)      (41,289)      (81,367)
  Other income, net.........................................      126,172       108,390       257,586
                                                              -----------   -----------   -----------
                                                                 (425,205)     (421,217)     (315,690)
                                                              -----------   -----------   -----------
Income (loss) from continuing operations before income
  taxes.....................................................     (668,513)      778,069       989,812
Provision for income taxes..................................      361,464       486,616       492,885
                                                              -----------   -----------   -----------
Income (loss) from continuing operations....................   (1,029,977)      291,453       496,927
Discontinued operations:
  Income from operations of discontinued businesses, less
    applicable income taxes and minority interest of $17,490
    in 1996 and $9,125 in 1995..............................           --        22,620        38,686
  Income (loss) on disposal or from reserve adjustment, net
    of applicable income tax and minority interest of
    $100,842 in 1997, ($18,640) in 1996 and ($3,005) in
    1995....................................................       95,688      (285,921)      (33,823)
                                                              -----------   -----------   -----------
Income (loss) before extraordinary item and cumulative
  effect of changes in accounting principle.................     (934,289)       28,152       501,790
Extraordinary loss on refinancing or retirement of debt, net of applicable income taxes and minority interest of
  $4,962....................................................       (6,809)           --            --
Cumulative effect of change in accounting principle, net of
  income tax of $1,100......................................       (1,936)           --            --
                                                              -----------   -----------   -----------
Net income (loss)...........................................  $  (943,034)  $    28,152   $   501,790
                                                              ===========   ===========   ===========
Basic earnings (loss) per common share:
  Continuing operations.....................................  $     (1.89)  $      0.55   $      1.00
  Discontinued operations...................................         0.17         (0.50)         0.01
  Extraordinary item........................................        (0.01)           --            --
  Cumulative effect of changes in accounting principle......           --            --            --
                                                              -----------   -----------   -----------
  Net income (loss).........................................  $     (1.73)  $      0.05   $      1.01
                                                              ===========   ===========   ===========
Diluted earnings (loss) per common share:
  Continuing operations.....................................  $     (1.89)  $      0.54   $      0.99
  Discontinued operations...................................         0.17         (0.49)         0.01
  Extraordinary item........................................        (0.01)           --            --
  Cumulative effect of changes in accounting principle......           --            --            --
                                                              -----------   -----------   -----------
  Net income (loss).........................................  $     (1.73)  $      0.05   $      1.00
                                                              ===========   ===========   ===========
Weighted average number of common shares outstanding........      545,984       528,618       495,222
                                                              ===========   ===========   ===========
Weighted average number of common and dilutive potential
  common shares outstanding.................................      545,984       537,927       513,301
                                                              ===========   ===========   ===========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             WASTE MANAGEMENT, INC.

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                   ACCUMULATED     RESTRICTED
                                                        ADDITIONAL                    OTHER          STOCK       1988 EMPLOYEE
                                   PREFERRED   COMMON    PAID-IN      RETAINED    COMPREHENSIVE     UNEARNED         STOCK
                                     STOCK     STOCK     CAPITAL      EARNINGS       INCOME       COMPENSATION   OWNERSHIP PLAN
                                   ---------   ------   ----------   ----------   -------------   ------------   --------------
Balance, January 1, 1995.........    $  1      $4,772   $1,700,884   $3,300,293     $(165,921)      $     --        $(19,729)
  Net income.....................      --         --            --      501,790            --             --              --
  Cash dividends.................      --         --            --     (291,421)           --             --              --
  Dividends paid to employee
    stock benefit trust..........      --         --         7,207       (7,207)           --             --              --
  Common stock issued upon
    exercise of stock options
    (including tax benefit)......      --         18        12,254           --            --             --              --
  Contribution to 1988 ESOP
    (233,818 shares).............      --         --            --           --            --             --           6,667
  Common stock issued for
    acquisitions.................      --        113       180,309       (8,072)           --             --              --
  Common stock issued in public
    offerings and conversion of
    subordinated debentures......      --        137       229,876           --            --             --              --
  Conversion of preferred stock
    into common stock............      (1)        10            (8)          --            --             --              --
  Elimination of investment in
    Western common stock.........      --        (10)      (11,358)          --            --             --              --
  Change in Western fiscal
    year.........................      --         --            --       (8,865)           --             --              --
  Preferred stock dividends......      --         --            --         (373)           --             --              --
  Temporary equity related to put
    options......................      --         --        (9,631)          --            --             --              --
  Proceeds from sale of put
    options......................      --         --        21,622           --            --             --              --
  Settlement of put options......      --         --       (12,019)          --            --             --              --
  Adjustment of employee stock
    benefit trust to market
    value........................      --         --        43,943           --            --             --              --
  Adjustment for minimum pension
    liability....................      --         --            --           --        (3,957)            --              --
  Cumulative translation
    adjustment of foreign
    currency statements..........      --         --            --           --        40,466             --              --
  Other..........................      --          6        12,606           --            --             --              --
                                     ----      ------   ----------   ----------     ---------       --------        --------
Balance, December 31, 1995.......    $ --      $5,046   $2,175,685   $3,486,145     $(129,412)      $     --        $(13,062)
                                     ====      ======   ==========   ==========     =========       ========        ========


                                                   EMPLOYEE
                                    TREASURY         STOCK
                                      STOCK      BENEFIT TRUST
                                   -----------   -------------
Balance, January 1, 1995.........  $    (1,961)   $  (323,601)
  Net income.....................           --             --
  Cash dividends.................           --             --
  Dividends paid to employee
    stock benefit trust..........           --             --
  Common stock issued upon
    exercise of stock options
    (including tax benefit)......        1,905         17,393
  Contribution to 1988 ESOP
    (233,818 shares).............           --             --
  Common stock issued for
    acquisitions.................           --             --
  Common stock issued in public
    offerings and conversion of
    subordinated debentures......           --             --
  Conversion of preferred stock
    into common stock............           --             --
  Elimination of investment in
    Western common stock.........           --             --
  Change in Western fiscal
    year.........................           --             --
  Preferred stock dividends......           --             --
  Temporary equity related to put
    options......................           --             --
  Proceeds from sale of put
    options......................           --             --
  Settlement of put options......           --             --
  Adjustment of employee stock
    benefit trust to market
    value........................           --        (43,943)
  Adjustment for minimum pension
    liability....................           --             --
  Cumulative translation
    adjustment of foreign
    currency statements..........           --             --
  Other..........................       (1,763)            --
                                   -----------    -----------
Balance, December 31, 1995.......  $    (1,819)   $  (350,151)
                                   ===========    ===========

                             WASTE MANAGEMENT, INC.

                                 (IN THOUSANDS)

                                                                                   ACCUMULATED     RESTRICTED
                                                        ADDITIONAL                    OTHER          STOCK       1988 EMPLOYEE
                                   PREFERRED   COMMON    PAID-IN      RETAINED    COMPREHENSIVE     UNEARNED         STOCK
                                     STOCK     STOCK     CAPITAL      EARNINGS       INCOME       COMPENSATION   OWNERSHIP PLAN
                                   ---------   ------   ----------   ----------   -------------   ------------   --------------
Balance, January 1, 1996.........    $ --      $5,046   $2,175,685   $3,486,145     $(129,412)      $     --        $(13,062)
  Net income.....................      --         --            --       28,152            --             --              --
  Cash dividends.................      --         --            --     (308,265)           --             --              --
  Dividends paid to employee
    stock benefit trust..........      --         --         6,943       (6,943)           --             --              --
  Common stock issued upon
    exercise of stock options and
    grants of restricted stock
    (including tax benefit)......      --         54        64,200           --            --             --              --
  Unearned compensation related
    to issuance of restricted
    stock to employees...........      --         --            --           --            --         (2,640)             --
  Earned compensation related to
    restricted stock, net of
    reversals on forfeited
    shares.......................      --         --            --           --            --             99              --
  Contribution to 1988 ESOP
    (222,605 shares).............      --         --            --           --            --             --           6,666
  Common stock issued for
    acquisitions.................      --        155       357,714       (7,670)           --             --              --
  Common stock issued for
    conversion of subordinated
    debentures...................      --         35        59,590           --            --             --              --
  United two-for-one stock
    split........................      --        196          (196)          --            --             --              --
  Temporary equity related to put
    options......................      --         --       166,170           --            --             --              --
  Proceeds from sale of put
    options......................      --         --        18,845           --            --             --              --
  Adjustment of employee stock
    benefit trust to market
    value........................      --         --        32,278           --            --             --              --
  Adjustment for minimum pension
    liability....................      --         --            --           --        (7,193)            --              --
  Cumulative translation
    adjustment of foreign
    currency statements..........      --         --            --           --        22,664             --              --
  Common stock repurchased
    (10,432,750 shares)..........      --         --            --           --            --             --              --
  Other..........................      --          7        13,671           --            --             --              --
                                     ----      ------   ----------   ----------     ---------       --------        --------
Balance, December 31, 1996.......    $ --      $5,493   $2,894,900   $3,191,419     $(113,941)      $ (2,541)       $ (6,396)
                                     ====      ======   ==========   ==========     =========       ========        ========


                                                   EMPLOYEE
                                    TREASURY         STOCK
                                      STOCK      BENEFIT TRUST
                                   -----------   -------------
Balance, January 1, 1996.........  $    (1,819)   $  (350,151)
  Net income.....................           --             --
  Cash dividends.................           --             --
  Dividends paid to employee
    stock benefit trust..........           --             --
  Common stock issued upon
    exercise of stock options and
    grants of restricted stock
    (including tax benefit)......       55,409         28,622
  Unearned compensation related
    to issuance of restricted
    stock to employees...........           --             --
  Earned compensation related to
    restricted stock, net of
    reversals on forfeited
    shares.......................           --             --
  Contribution to 1988 ESOP
    (222,605 shares).............           --             --
  Common stock issued for
    acquisitions.................        8,177             --
  Common stock issued for
    conversion of subordinated
    debentures...................           --             --
  United two-for-one stock
    split........................           --             --
  Temporary equity related to put
    options......................           --             --
  Proceeds from sale of put
    options......................           --             --
  Adjustment of employee stock
    benefit trust to market
    value........................           --        (32,278)
  Adjustment for minimum pension
    liability....................           --             --
  Cumulative translation
    adjustment of foreign
    currency statements..........           --             --
  Common stock repurchased
    (10,432,750 shares)..........     (473,560)            --
  Other..........................       (8,562)            --
                                   -----------    -----------
Balance, December 31, 1996.......  $  (420,355)   $  (353,807)
                                   ===========    ===========

                             WASTE MANAGEMENT, INC.

                                 (IN THOUSANDS)

                                                                                   ACCUMULATED     RESTRICTED
                                                        ADDITIONAL                    OTHER          STOCK       1988 EMPLOYEE
                                   PREFERRED   COMMON    PAID-IN      RETAINED    COMPREHENSIVE     UNEARNED         STOCK
                                     STOCK     STOCK     CAPITAL      EARNINGS       INCOME       COMPENSATION   OWNERSHIP PLAN
                                   ---------   ------   ----------   ----------   -------------   ------------   --------------
Balance, January 1, 1997.........    $ --      $5,493   $2,894,900   $3,191,419     $(113,941)      $ (2,541)       $ (6,396)
  Net loss.......................      --         --            --     (943,034)           --             --              --
  Cash dividends.................      --         --            --     (309,577)           --             --              --
  Dividends paid to employee
    stock benefit trust..........      --         --         7,294       (7,294)           --             --              --
  Common stock issued upon
    exercise of stock options and
    grants of restricted stock
    (including tax benefit)......      --         35        71,304           --            --             --              --
  Unearned compensation related
    to issuance of restricted
    stock to employees...........      --         --            --           --            --        (23,444)             --
  Earned compensation related to
    restricted stock, net of
    reversals on forfeited
    shares.......................      --         --            --           --            --          2,357              --
  Reversals of unearned
    compensation upon
    cancellation of restricted
    stock........................      --         --            --           --            --         12,526              --
  Contribution to 1988 ESOP
    (213,940 shares).............      --         --            --           --            --             --           6,396
  Common stock issued for
    acquisitions.................      --        129       193,373        2,415            --             --              --
  Common stock issued in public
    offerings....................      --        169       570,295           --            --             --              --
  Common stock issued for United
    stock options................      --         19        25,809           --            --             --              --
  Temporary equity related to put
    options......................      --         --        95,789           --            --             --              --
  Settlement of put options......      --         --        (1,605)          --            --             --              --
  Adjustment of employee stock
    benefit trust to market
    value........................      --         --       (54,432)          --            --             --              --
  Adjustment for minimum pension
    liability....................      --         --            --           --        11,492             --              --
  Cumulative translation
    adjustment of foreign
    currency statements..........      --         --            --           --      (180,744)            --              --
  Common stock repurchased
    (26,111,795 shares)..........      --         --            --           --            --             --              --
  Other..........................      --         10        25,748           --            --             --              --
                                     ----      ------   ----------   ----------     ---------       --------        --------
Balance, December 31, 1997.......    $ --      $5,855   $3,828,475   $1,933,929     $(283,193)      $(11,102)       $     --
                                     ====      ======   ==========   ==========     =========       ========        ========


                                                   EMPLOYEE
                                    TREASURY         STOCK
                                      STOCK      BENEFIT TRUST
                                   -----------   -------------
Balance, January 1, 1997.........  $  (420,355)   $  (353,807)
  Net loss.......................           --             --
  Cash dividends.................           --             --
  Dividends paid to employee
    stock benefit trust..........           --             --
  Common stock issued upon
    exercise of stock options and
    grants of restricted stock
    (including tax benefit)......       47,271             --
  Unearned compensation related
    to issuance of restricted
    stock to employees...........           --             --
  Earned compensation related to
    restricted stock, net of
    reversals on forfeited
    shares.......................           --             --
  Reversals of unearned
    compensation upon
    cancellation of restricted
    stock........................           --
  Contribution to 1988 ESOP
    (213,940 shares).............           --             --
  Common stock issued for
    acquisitions.................        3,753             --
  Common stock issued in public
    offerings....................           --             --
  Common stock issued for United
    stock options................           --             --
  Temporary equity related to put
    options......................           --             --
  Settlement of put options......           --             --
  Adjustment of employee stock
    benefit trust to market
    value........................           --         54,432
  Adjustment for minimum pension
    liability....................           --             --
  Cumulative translation
    adjustment of foreign
    currency statements..........           --             --
  Common stock repurchased
    (26,111,795 shares)..........   (1,000,208)            --
  Other..........................          210             --
                                   -----------    -----------
Balance, December 31, 1997.......  $(1,369,329)   $  (299,375)
                                   ===========    ===========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             WASTE MANAGEMENT, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1997          1996          1995
                                                        -----------   -----------   -----------
Cash flows from operating activities:
  Net income (loss)...................................  $  (943,034)  $    28,152   $   501,790
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation and amortization....................    1,382,356     1,256,727     1,178,896
     Deferred income taxes............................     (376,401)      189,205       111,048
     Undistributed earnings of equity investees.......        8,000       (34,200)        1,500
     Minority interest in subsidiaries................       44,687        42,111        81,789
     Interest on Liquid Yield Option Notes and
       Subordinated Notes.............................       20,682        22,343        23,021
     Contribution to 1988 Employee Stock Ownership
       Plan...........................................        6,396         6,666         6,667
     Net gain on disposal of assets...................     (133,282)      (36,126)     (170,309)
     Effect of merger costs, asset impairments and
       unusual items..................................    1,675,247       496,608       389,359
     Cumulative effect of change in accounting
       principle......................................        1,936            --            --
     Provision for (income) loss on disposal of
       discontinued operations, net of tax and
       minority interest..............................      (95,688)      285,921        33,823
  Change in assets and liabilities, net of effects of
     acquisitions and divestitures:
     Accounts receivable and notes and other
       receivables....................................      (36,151)      (83,422)       46,538
     Prepaid expenses and other.......................       68,791           359        21,213
     Other assets.....................................       90,614      (122,000)      (79,172)
     Accounts payable and accrued liabilities.........      225,036         5,429       (58,858)
     Accrued shareholder litigation settlement........           --            --       (85,300)
     Deferred revenues and other liabilities..........       70,138      (185,305)      129,566
     Other, net.......................................       46,510        50,911       (54,308)
                                                        -----------   -----------   -----------
Net cash provided by operating activities.............    2,055,837     1,923,379     2,077,263
                                                        -----------   -----------   -----------
Cash flows from investing activities:
  Short-term investments..............................     (117,668)        1,170        17,804
  Acquisitions of businesses, net of cash acquired....   (1,740,356)     (508,450)     (492,991)
  Capital expenditures................................   (1,315,862)   (1,506,799)   (1,592,909)
  Proceeds from sale of assets........................    1,495,572       829,947       174,403
  Other investments...................................       (8,877)      (16,372)      (50,119)
  Acquisition of minority interests...................     (104,165)     (342,034)     (170,854)
  Other...............................................      (20,919)      (33,391)      (15,958)
                                                        -----------   -----------   -----------
Net cash used in investing activities.................  $(1,812,275)  $(1,575,929)  $(2,130,624)
                                                        -----------   -----------   -----------

                             WASTE MANAGEMENT, INC.

                                 (IN THOUSANDS)

                                                               YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1997          1996          1995
                                                        -----------   -----------   -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt............  $ 4,547,357   $ 4,391,117   $ 2,582,104
  Principal payments on long-term debt................   (4,351,894)   (3,948,909)   (2,502,764)
  Cash dividends......................................     (309,577)     (308,265)     (291,421)
  Net proceeds from issuance of common stock..........      570,447            --       251,999
  Proceeds from exercise of common stock options and
     warrants.........................................       78,175       119,284        27,943
  Contributions from minority interest................           --        10,242        24,394
  Other distributions to minority shareholders by
     affiliated companies.............................      (36,341)           --            --
  Stock repurchases...................................     (903,248)     (473,560)           --
  Proceeds from sales of put options..................           --        18,845        21,622
  Settlement of put options...........................       (1,605)           --       (12,019)
Other.................................................        3,597        (6,965)      (19,407)
                                                        -----------   -----------   -----------
Net cash provided by (used in) financing activities...     (403,089)     (198,211)       82,451
                                                        -----------   -----------   -----------
Effect of exchange rate changes on cash and cash
  equivalents.........................................       (5,788)        2,807         2,316
                                                        -----------   -----------   -----------
Increase (decrease) in cash and cash equivalents......     (165,315)      152,046        31,406
Cash and cash equivalents at beginning of year........      349,367       197,321       165,915
                                                        -----------   -----------   -----------
Cash and cash equivalents at end of year..............  $   184,052   $   349,367   $   197,321
                                                        ===========   ===========   ===========
Supplemental cash flow information:
  Cash paid during the year for:
     Interest.........................................  $   539,329   $   477,872   $   506,866
     Income taxes.....................................      410,232       359,698       334,738
  Non-cash in investing and financing activities:
     Note receivable from sale of assets..............       26,583        27,800            --
     Conversion of subordinated debt to common
       stock..........................................        1,159        62,176        54,259
     Issuance of common stock for preferred stock
       dividends......................................           --            --        10,378
     Exchange of interest in ServiceMaster Consumer
       Services L.P. .................................           --            --       467,000
     Acquisitions of businesses and development
       projects:
       Liabilities incurred or assumed................      207,918       470,664       320,396
       Subordinated Notes issued for acquisition of
          Chemical Waste Management, Inc. minority
          interest....................................           --            --       436,830
       Common stock issued............................      199,007       364,480       225,930

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             WASTE MANAGEMENT, INC.

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                            ----------------------------------
                                                               1997         1996        1995
                                                            -----------    -------    --------
Net income (loss)........................................   $  (943,034)   $28,152    $501,790
                                                            -----------    -------    --------
Other comprehensive income (loss):
  Foreign currency translation adjustments, net of taxes
     of zero.............................................      (180,744)    22,664      40,466
  Minimum pension liability adjustment, net of taxes of
     $4,727 in 1997, ($4,599) in 1996 and ($2,529) in
     1995................................................        11,492     (7,193)     (3,957)
                                                            -----------    -------    --------
Other comprehensive income (loss)........................      (169,252)    15,471      36,509
                                                            -----------    -------    --------
Comprehensive income (loss)..............................   $(1,112,286)   $43,623    $538,299
                                                            ===========    =======    ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             WASTE MANAGEMENT, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND FINANCIAL STATEMENTS

     Basis of presentation -- On July 16, 1998, USA Waste Services, Inc. (this registrant) consummated a merger with Waste Management, Inc. accounted for as a pooling of interests pursuant to which USA Waste Services, Inc. issued 0.725 of a share of its common stock for each outstanding share of Waste Management, Inc. common stock (the "Merger"). At the effective time of the Merger, Waste Management, Inc. changed its name to Waste Management Holdings, Inc. ("WM Holdings") and USA Waste Services, Inc. changed its name to Waste Management, Inc. (herein referred to as "Waste Management" or the "Company"). The supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the Merger. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in historical financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

     Business -- The Company is engaged in the solid waste management business and provides solid waste management services, consisting of collection, transfer, disposal, recycling, and other miscellaneous services to commercial, industrial, municipal and residential customers in the United States and in select international markets. The Company previously provided process engineering and construction, specialty contracting and industrial scaffolding services through its subsidiary, Rust International Inc. ("Rust"), and water process systems, equipment manufacturing and water and wastewater facility operations and privatization services through its subsidiary, Wheelabrator Technologies Inc. ("WTI"). As of December 31, 1997, WTI and Rust had disposed of all of these businesses, and accordingly they are classified as discontinued operations in the accompanying supplemental financial statements.

     Principles of consolidation -- The accompanying supplemental consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries after elimination of all material intercompany balances and transactions. Investments in affiliated companies in which the Company owns 50% or less are accounted for under the equity method or cost method of accounting, as appropriate.

     Use of estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and cash equivalents -- Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper purchased with original maturities of three months or less.

     Short-term investments -- As part of its cash management program, the Company from time-to-time maintains a portfolio of marketable investment securities, which totaled $3,000,000 and $11,000,000 at December 31, 1997 and 1996, respectively. The securities have an investment grade of not less than A and a term to earliest maturity generally of less than one year, and include tax exempt securities, certificates of deposit and Euro-dollar time deposits. These securities are carried at cost, which approximates market.

     Short-term investments also include marketable securities classified as "trading," which are carried at market price with unrealized gains and losses included in other income in the accompanying supplemental consolidated statements of operations. At December 31, 1996, this category included the shares of Wessex Water Plc ("Wessex") (see Note 14). At December 31, 1997, this category included certain other equity

                             WASTE MANAGEMENT, INC.

securities classified as "trading" as well as a price collar related to such investment. These securities were delivered in 1998 in exchange for the cap price of the collar. See Note 8.

     Restricted funds held by trustees -- Restricted funds held by trustees of $189,652,000 and $172,494,000 at December 31, 1997 and 1996, respectively, are included in other assets and consist principally of funds deposited in connection with landfill closure and post-closure obligations, insurance escrow deposits, and amounts held for landfill and other construction arising from industrial revenue financings. Amounts are principally invested in fixed income securities of federal, state, and local governmental entities and financial institutions. The Company considers its landfill closure, post-closure, and construction escrow investments to be held to maturity. At December 31, 1997 and 1996, the aggregate fair value of these investments approximates their amortized costs and substantially all of these investments mature within one year. The Company's insurance escrow funds are invested in pooled investment accounts that hold debt and equity securities and are considered to be available for sale. The market value of those pooled accounts approximates their aggregate cost at December 31, 1997 and 1996.

     Concentrations of credit risk -- Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. At December 31, 1997 and 1996, no single group or customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs credit evaluations for commercial and industrial customers and performs ongoing credit evaluations of its customers' financial condition, but generally does not require collateral to support accounts receivable.

     Derivative financial instruments -- From time to time, the Company and certain of its subsidiaries use derivatives to manage interest rate, currency, commodity (fuel) and equity price risk. The Company's policy is to use derivatives for risk management purposes only, and it does not enter into such contracts for trading purposes. The Company enters into derivatives only with counterparties which are financial institutions having credit ratings of at least A- or A3, to minimize credit risk. The amount of gains or losses from the use of derivative financial instruments in non-hedging programs have not been and are not expected to be material to the Company's consolidated financial statements.

     Instruments used as hedges must be effective at managing risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments must have a high degree of inverse correlation with changes in market values or cash flows of underlying hedged items. Derivatives that meet the hedge criteria are accounted for under the deferral or accrual method, except for currency agreements as discussed below. If a derivative does not meet or ceases to meet the aforementioned criteria, or if the designated hedged item ceases to exist, then the Company subsequently uses fair value accounting for the derivative, with gains or losses included in other income. If a derivative is terminated early, any gain or loss, including amounts previously deferred, is deferred and amortized over the remaining life of the terminated contract or until the anticipated transaction occurs.

     Property and equipment -- Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the

                             WASTE MANAGEMENT, INC.

related assets using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows (in years):

                                                           OCTOBER 1, 1997      PRIOR TO
                                                           AND THEREAFTER    OCTOBER 1, 1997
                                                           ---------------   ---------------
Vehicles.................................................    3 to 10           3 to 12
Machinery and equipment..................................    3 to 20           3 to 20
Commercial and roll-off containers.......................    8 to 12           8 to 20
Buildings and improvements...............................   10 to 40          10 to 40

     As of December 31, 1997, the Company assumed no salvage value for its depreciable North American fixed assets. Prior to October 1, 1997, WM Holdings assigned salvage value to certain fixed asset categories as described in Note 4.

     Disposal sites are stated at cost and amortized ratably using the units-of-production method over the estimated usable life of the site as airspace of the landfill is consumed. Disposal site costs include expenditures for the acquisition of land and related airspace, engineering and permitting costs, direct site improvement costs, and capitalized interest. Disposal site amortization rates are determined periodically (not less than annually) for each disposal site based on estimates provided by the Company's engineers and accountants. Disposal site amortization rate calculations consider information provided by aerial and ground surveys and other density measures. Airspace from disposal site permit expansions for those sites that the Company believes permit expansion is probable is included in the usable life of the site and the costs related to developing the expansion airspace is included in the disposal site costs. Factors in determining probable expansions on a site-by site basis include secured rights to required land, status of legal, environmental, regulatory and political issues, and the extent to which the timing of the permit application process has proceeded.

     Business combinations -- The Company assesses each acquisition to determine whether the pooling of interests or the purchase method of accounting is appropriate. For those acquisitions accounted for under the pooling of interests method, the financial statements of the acquired company are combined with those of the Company at their historical amounts, and, if material, all periods presented are restated as if the combination occurred on the first day of the earliest year presented. For those acquisitions accounted for using the purchase method of accounting, the Company allocates the cost of the acquired business to the assets acquired and the liabilities assumed based on estimates of fair values thereof. These estimates are revised during the allocation period as necessary when information regarding contingencies becomes available to define and quantify assets acquired and liabilities assumed. The allocation period varies for each acquisition but does not exceed one year. To the extent contingencies such as preacquisition environmental matters, litigation and related legal fees and preacquisition tax matters are resolved or settled during the allocation period, such items are included in the revised allocation of the purchase price. After the allocation period, the effect of changes in such contingencies is included in results of operations in the periods in which the adjustments are determined. Management of the Company does not believe potential deviations between its fair value estimates and actual fair values to be material.

     In certain business combinations, the Company will agree to pay additional amounts to sellers contingent upon achievement by the acquired businesses of certain negotiated goals, such as targeted revenue levels, targeted disposal volumes, or the issuance of permits for expanded landfill airspace. Contingent payments, when incurred, are recorded as purchase price adjustments or compensation expense, as appropriate, based on the nature of each contingent payment. Contingent payments recorded as purchase price adjustments are amortized over the remaining useful life of the related assets.

                             WASTE MANAGEMENT, INC.

     Excess of cost over net assets of acquired businesses -- The excess of cost over net assets of acquired businesses is amortized on a straight-line basis over a period not greater than 40 years commencing on the dates of the respective acquisitions. Accumulated amortization was $700,648,000 and $700,323,000 at December 31, 1997 and 1996, respectively.

     Other intangible assets -- Other intangible assets consist primarily of customer lists, covenants not to compete, licenses, permits, and contracts. Other intangible assets are recorded at cost and amortized on a straight-line basis. Customer lists are amortized over five to seven years. Covenants not to compete are amortized over the term of the agreement, which is generally three to five years. Licenses, permits, and contracts are amortized over the shorter of the definitive terms of the related agreements or 40 years. Accumulated amortization was $101,711,000 and $94,190,000 at December 31, 1997 and 1996,
respectively.

     Long-lived assets -- Long-lived assets consist primarily of property and equipment, excess of cost over net assets of acquired businesses, and other intangible assets. The recoverability of long-lived assets is evaluated at the operating unit level by an analysis of operating results and consideration of other significant events or changes in the business environment. If an operating unit has indications of impairment, such as current operating losses, the Company will evaluate whether impairment exists on the basis of undiscounted expected future cash flows from operations before interest for the remaining amortization period. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value.

     Contracts in process -- Contracts in process primarily relate to contracts involving a substantial construction component. The status of the Company's contracts in process as of the dates indicated is as follows (in thousands):

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              -----------   ----------
Costs and estimated earnings on uncompleted contracts.......  $ 1,511,710   $1,192,231
Less: Billing on uncompleted contracts......................   (1,374,100)    (979,900)
                                                              -----------   ----------
          Total contracts in progress.......................  $   137,610   $  212,331
                                                              ===========   ==========

     Contracts in process are included in the accompanying supplemental consolidated balance sheets under the following captions:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
Costs and estimated earnings in excess of billings of
  uncompleted contracts.....................................  $158,610   $240,531
Billings in excess of costs and estimates of earnings on
  uncompleted contracts (included in deferred revenues).....   (21,000)   (28,200)
                                                              --------   --------
          Total contracts in process........................  $137,610   $212,331
                                                              ========   ========

     All contracts in process are expected to be billed and collected within five years.

     Income taxes -- Deferred income taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities, net of the effect of acquisitions. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                             WASTE MANAGEMENT, INC.

     Foreign currency -- The functional currency of the majority of the Company's foreign operations is the local currency of the country in which the Company operates. Adjustments resulting from the translation of financial information are included in comprehensive income.

     Revenue recognition -- The Company recognizes revenues as services are provided. Amounts billed and collected prior to services being performed are included in deferred revenues. Results from long-term contracts are recorded on the percentage-of-completion basis with losses recognized in full when identified. Changes in project performance and conditions, estimated profitability and final contract settlements may result in future revisions to long-term contract costs and income.

     Capitalized interest -- Interest has been capitalized on significant landfills, trash-to-energy plants and other projects under construction. With respect to capitalizing interest on landfills, the Company uses as a base for interest capitalization, the discrete construction activities related to each cell including the portion of common site cost related to the cell. During the years ended December 31, 1997, 1996, and 1995, interest costs were $602,347,000, $579,710,000, and $591,182,000, respectively, of which $51,198,000, $56,789,000, and $57,708,000 were capitalized, respectively, with respect to the facilities under construction.

     New accounting pronouncements -- Effective January 1, 1997, the Company adopted the American Institute of Certified Public Accountants Statement of Position 96-1, Environmental Remediation Liabilities ("SOP 96-1"). SOP 96-1 provides that environmental remediation liabilities should be accrued when the criteria of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, are met. SOP 96-1 also provides that the accrual for such liabilities should include future costs for those employees expected to devote a significant amount of time directly to the management of remediation liabilities. The adoption of SOP 96-1 during 1997 resulted in an increase to operating expenses of approximately $49,900,000 for the period.

     During the fourth quarter of 1997, the Company adopted the FASB's Emerging Issues Task Force consensus 97-13 ("EITF 97-13"). EITF 97-13 requires that process reengineering costs be expensed as incurred. The adoption of EITF reduced 1997 net income by approximately $1,900,000.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"). SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Adoption is not recognized for interim periods in the initial year of application. The Company is currently evaluating the impact of SFAS No. 131 on its segment reporting.

3. BUSINESS COMBINATIONS

  1997 Pooling of Interests Acquisitions

     On August 26, 1997, the Company consummated a merger with United Waste Systems, Inc. ("United") accounted for as a pooling of interests (the "United Merger") and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of United for all periods presented. Under the terms of the United Merger, the Company issued 1.075 shares of its common stock for each outstanding share of United common stock. Additionally, at the effective date of the United Merger, United stock options, whether or not such stock options had vested or had become exercisable, were cancelled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. The United Merger increased the Company's outstanding shares of common stock by approximately 51,900,000 shares, which includes approximately 1,900,000 shares exchanged for the United stock options. In the third quarter of 1997, the Company incurred approximately $89,152,000 in merger related costs associated with the United Merger,

                             WASTE MANAGEMENT, INC.

of which approximately $30,630,000 remained in accrued liabilities at December 31, 1997. Of this amount, $17,566,000 related to transaction costs, $26,198,000 for severance and other termination benefits, $21,629,000 for integration of operations, and $23,759,000 for estimated losses related to the disposition of a Pennsylvania landfill ordered by the United States Department of Justice in connection with the United Merger and the disposition of other duplicative facilities. The results of operations for United prior to consummation of the United Merger for the restated periods are as follows (in thousands):

                                                                         YEARS ENDED
                                                                        DECEMBER 31,
                                                  SIX MONTHS ENDED   -------------------
                                                   JUNE 30, 1997       1996       1995
                                                  ----------------   --------   --------
                                                    (UNAUDITED)
Operating revenues..............................      $216,619       $335,743   $228,377
Net income......................................        23,849         35,393     28,288

     The Company consummated 23 additional acquisitions accounted for as poolings of interests during 1997, pursuant to which Company issued approximately 7,500,000 shares of its common stock in exchange for all outstanding shares of acquired companies. Periods prior to consummation of these poolings of interests were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as previously presented. In connection with these poolings of interests, the Company incurred $1,996,000, $3,263,000, and $15,000,000 in merger related costs in the first, second, and third quarters of 1997, respectively.

  1996 Pooling of Interests Acquisitions

     On August 30, 1996, the Company consummated a merger with Sanifill, Inc. ("Sanifill") accounted for as a pooling of interests (the "Sanifill Merger") and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of Sanifill for all periods presented. Under the terms of the Sanifill Merger, the Company issued 1.70 shares of its common stock for each share of Sanifill outstanding common stock. The Sanifill Merger increased the Company's outstanding shares of common stock by approximately 43,414,000 shares and the Company assumed Sanifill's options and warrants equivalent to approximately 4,361,000 underlying shares of the Company's common stock. In the third quarter of 1996, the Company incurred approximately $80,000,000 in merger related costs associated with the Sanifill Merger. The $80,000,000 of merger costs includes $9,500,000 of transaction costs, $20,000,000 of relocation, severance, and other termination benefits, $13,000,000 relating to integrating operations, and $37,500,000 relating to the disposal of duplicate facilities. The results of operations for Sanifill prior to consummation of the Sanifill Merger for the restated periods are as follows (in thousands):

                                                       SIX MONTHS ENDED      YEAR ENDED
                                                        JUNE 30, 1996     DECEMBER 31, 1995
                                                       ----------------   -----------------
                                                         (UNAUDITED)
Operating revenues...................................      $181,406           $256,705
Net income...........................................        18,964             27,913

     On May 7, 1996, the Company consummated a merger with Western Waste Industries ("Western") accounted for as a pooling of interests (the "Western Merger") and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of Western for all periods presented. Under the terms of the Western Merger, the Company issued 1.50 shares of its common stock for each share of Western outstanding common stock. Prior to the Western Merger, the Company owned approximately 4.1% of Western's outstanding shares (634,900 common shares), which were cancelled on the effective date of the Western Merger. The Western Merger increased the Company's outstanding shares of common stock by approximately 22,028,000 shares and the Company assumed options under Western's stock option plans equivalent to approximately 5,200,000 underlying Company shares of

                             WASTE MANAGEMENT, INC.

common stock. In the second quarter of 1996, the Company incurred approximately $35,000,000 in merger related costs associated with the Western Merger and approximately $4,800,000 in benefits related to Western's pre-merger retirement program. The $35,000,000 of merger costs include $6,800,000 of transaction costs, $15,000,000 of severance and other termination benefits, and $13,200,000 of costs related to integrating operations. The results of operations for Western prior to consummation of the merger for the restated periods are as follows (in thousands):

                                                     THREE MONTHS ENDED      YEAR ENDED
                                                       MARCH 31, 1996     DECEMBER 31, 1995
                                                     ------------------   -----------------
                                                        (UNAUDITED)
Operating revenues.................................       $68,441             $273,901
Net income.........................................         4,703               17,021

     The Company consummated ten additional acquisitions accounted for as poolings of interests during 1996, pursuant to which the Company issued approximately 5,693,000 shares of its common stock in exchange for all outstanding shares of the acquired companies. For eight of these poolings of interests transactions, periods prior to consummation of these transactions were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented of the originally pooled entities.

  1995 Pooling of Interests Acquisitions

     On June 30, 1995, the Company consummated a merger with Chambers Development Company, Inc. ("Chambers") accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the accounts and operations of Chambers for all periods presented. Under the terms of the merger agreement, approximately 27,800,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Chambers common stock and Class A common stock. Related to this merger, the Company incurred $25,073,000 in merger costs in the second quarter of 1995, which includes $11,900,000 of transaction costs, $9,473,000 of severance and other termination benefits, and $3,700,000 of costs related to integrating operations.

     The Company consummated seven additional acquisitions accounted for as poolings of interests, pursuant to which the Company issued approximately 7,937,000 shares of its common stock in exchange for all outstanding shares of the acquired companies. For five of these poolings of interests transactions, periods prior to consummation of these transactions were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented of the originally pooled entities.

  1997 and 1996 Purchase Acquisitions

     On March 12, 1997, the Company acquired substantially all of the Canadian solid waste subsidiaries of Allied Waste Industries, Inc. for approximately $518,000,000 in cash. Those businesses represented 41 collection operations, seven landfills, and eight transfer stations in the provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, and Saskatchewan.

     On April 1, 1997, the Company acquired substantially all of the assets of Mid-American Waste Systems, Inc. for approximately $201,000,000, consisting primarily of cash and the assumption of a limited amount of debt. The assets acquired included 11 collection operations, 11 landfills, six transfer stations, and three recycling operations.

     In addition to the above purchase acquisitions, the Company consummated numerous other acquisitions that were accounted for under the purchase method of accounting. Results of operations of companies that were acquired and subject to purchase accounting are included from the dates of such acquisitions.

                             WASTE MANAGEMENT, INC.

     The total costs of acquisitions accounted for under the purchase method was approximately $2,062,775,000 and $782,988,000 in 1997 and 1996, respectively.

     The pro forma information set forth below assumes acquisitions in 1997 and 1996 accounted for as purchases had occurred at the beginning of 1996. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time (in thousands, except per share amounts):

                                                             YEARS ENDED DECEMBER 31,
                                                             -------------------------
                                                                1997          1996
                                                             -----------   -----------
                                                             (UNAUDITED)   (UNAUDITED)
Operating revenues.........................................  $12,279,729   $12,338,383
Income (loss) from continuing operations...................   (1,003,164)      362,124
Net income (loss)..........................................     (916,320)       98,823
Basic earnings (loss) per common share:
  Income (loss) from continuing operations.................        (1.83)         0.67
  Net income (loss)........................................        (1.67)         0.18
Diluted earnings (loss) per common share:
  Income (loss) from continuing operations.................        (1.83)         0.66
  Net income (loss)........................................        (1.67)         0.18

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1997          1996
                                                             -----------   -----------
Land (primarily disposal sites), including costs incurred
  for expansion projects in process........................  $ 7,118,462   $ 6,410,239
Vehicles...................................................    2,630,257     2,950,074
Machinery and equipment....................................    3,050,526     3,198,531
Containers.................................................    1,637,023     1,597,541
Buildings and improvements.................................    1,654,389     1,761,939
Furniture and fixtures.....................................      542,052       555,836
                                                             -----------   -----------
                                                              16,632,709    16,474,160
Less accumulated depreciation and amortization.............   (5,528,269)   (5,544,273)
                                                             -----------   -----------
                                                             $11,104,440   $10,929,887
                                                             ===========   ===========

     Depreciation and amortization expense for property and equipment was $1,234,177,000, $1,095,785,000, and $1,017,199,000 for the years ended December
31, 1997, 1996, and 1995, respectively.

     Effective October 1, 1997, the Board of Directors of WM Holdings approved a management recommendation to revise WM Holdings' North American collection fleet management policy. The revised policy of WM Holdings replaces front-end loaders after 8 years, and rear-end loaders and roll-off trucks after 10 years. The previous policy was to not replace front-end loaders before they were a minimum of 10 years old and other heavy collection vehicles before they were a minimum of 12 years old. As a result of this decision, the Company recognized an impairment writedown of $70,900,000 in the fourth quarter of 1997 for those vehicles scheduled for replacement in the next two years under the new policy. Depreciable lives have been adjusted for the WM Holdings fleet commencing in the fourth quarter of 1997 to reflect the new policy. Also effective October 1, 1997, WM Holdings reduced depreciable lives on containers from 15 and 20 years to 12 years, and ceased assigning salvage value in computing depreciation on North American collection vehicles or containers.

                             WASTE MANAGEMENT, INC.

These changes in estimates resulted in an increase in depreciation expense of $33,700,000 in the fourth quarter of 1997.

     Also effective October 1, 1997, WM Holdings changed its process of evaluating the probability that airspace from expansions will be permitted with the effect of decreasing the useful life of the site. This process is substantially consistent with the policy described in Note 2. This change in estimate increased depreciation and amortization by $12,700,000 and the provision for closure and post-closure by $3,100,000 in the fourth quarter of 1997.

5. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
Revolving credit facility...................................  $  430,000    $  668,450
Commercial paper, weighted average interest of 6.1% in 1997
  and 5.8% in 1996..........................................     356,327       645,869
Senior notes and debentures, interest 6% to 8.75%,
  due 1998 to 2026..........................................   5,224,119     4,265,755
4% Convertible subordinated notes due 2002..................     535,275            --
4 1/2% Convertible subordinated notes due 2001..............     149,500       150,000
5% Convertible subordinated debentures due 2006.............     115,000       115,000
5.75% Convertible subordinated notes due 2005...............     450,182       444,736
Tax-exempt and project bonds, principal payable in periodic
  installments, maturing through 2021, fixed and variable
  interest rates ranging from 3.95% to 9.25% at December 31,
  1997......................................................   1,307,793     1,227,351
Installment loans and notes payable, interest at 5.34% to
  12.5%, maturing through 2020..............................     754,598     1,405,060
Other.......................................................      67,957       107,767
                                                              ----------    ----------
                                                               9,390,751     9,029,988
Less current maturities.....................................   1,587,751       588,099
                                                              ----------    ----------
                                                              $7,803,000    $8,441,889
                                                              ==========    ==========

     The aggregate estimated payments, including scheduled minimum maturities, of long-term obligations outstanding at December 31, 1997, for the following five years and thereafter are as follows (in thousands).

1998........................................................  $1,587,751
1999........................................................     462,258
2000........................................................     765,374
2001........................................................     539,520
2002........................................................     815,134
thereafter..................................................   5,220,714
                                                              ----------
                                                              $9,390,751
                                                              ==========

     On February 7, 1997, the Company issued $535,275,000 of 4% convertible subordinated notes, due on February 1, 2002 ("Convertible Notes Offering"). Interest is payable semi-annually in February and August. The notes are convertible by the holders into shares of the Company's common stock at any time at a conversion price of $43.56 per share. The notes are subordinated in right of payment to all existing and future

                             WASTE MANAGEMENT, INC.

senior indebtedness, as defined. The notes are redeemable after February 1, 2000 at the option of the Company at 101.6% of the principal amount, declining to 100.8% of the principal amount on February 1, 2001 and thereafter until maturity at which time the notes will be redeemed at par, plus accrued interest. Deferred offering costs of approximately $14,000,000 were incurred and are being amortized ratably over the life of the notes. The proceeds were primarily used to repay debt under the Company's credit facility, to fund acquisitions, and for general corporate purposes.

     During August 1997 and September 1997, the Company prepaid the holders of certain privately placed senior note issuances an aggregate amount of $182,500,000 with proceeds from its senior revolving credit facility. Interest on these privately placed senior notes ranged from 7.29% to 8.44%. In connection with this transaction, the Company was required to pay prepayment penalties of approximately $7,975,000, which was recorded as an extraordinary item in the third quarter of 1997.

     On September 12, 1997, the Company issued $300,000,000 of 7% senior notes due October 1, 2004, and $300,000,000 of 7 1/8% senior notes due October 1, 2007. The senior notes constitute senior and unsecured obligations of the Company, ranking equal in right of payment with all other senior and unsecured obligations of the Company, as defined. The senior notes are redeemable at the option of the Company at any time and from time to time at par of the principal amount of such notes, plus accrued interest. Deferred offering costs of approximately $4,125,000 were incurred and are being amortized ratably over the life of the senior notes. The proceeds were used to repay debt under the Company's senior revolving credit facility. In anticipation of this offering, the Company entered into interest rate locks on July 25, 1997, with various institutions as a hedging transaction to cover the future issuance of $600,000,000 of debt. The gain realized from this hedging transaction of approximately $5,632,000 is being amortized over the life of the related notes using the effective interest method and has the effect of reducing the all-inclusive interest rate to 6.90% on the 7% senior notes due October 1, 2004, and 7.06% on the 7 1/8% senior notes due October 1, 2007. Interest is payable semi-annually on October 1 and April 1.

     On December 17, 1997, the Company issued $350,000,000 of 6 1/2% senior notes due December 15, 2002, and $150,000,000 of 7 1/8% senior notes due December 15, 2017. The senior notes constitute senior and unsecured obligations of the Company ranking equal in right of payment with all other senior and unsecured obligations of the Company, as defined. The 6 1/2% senior notes due December 15, 2002, are not redeemable. The $150,000,000 of 7 1/8% senior notes due December 15, 2017, are redeemable, in whole or in part, at the option of the Company at any time and from time to time at a redemption price equal to the Make-Whole Price, as defined. Deferred offering costs of approximately $3,713,000 were incurred and are being amortized ratably over the life of the senior notes. The proceeds were used to repay debt under the Company's senior revolving credit facility. In anticipation of this offering, the Company entered into interest rate locks on December 9, 1997, as a hedging transaction to cover the future issuance of $500,000,000 of debt. The amount paid by the Company from this hedging transaction of approximately $6,845,000 is being amortized over the life of the related notes. The all inclusive interest rate is 6.67% on the 6 1/2% senior notes due December 15, 2002, and is 7.27% on the 7 1/8% senior notes due December 15, 2017. Interest is payable semi-annually on December 15 and June 15.

     During 1996 and 1997, the Company replaced its existing credit facilities with new credit facilities in connection with certain mergers and other transactions. The credit facilities are used to refinance existing bank loans and letters of credit, to fund acquisitions, and for working capital purposes. At December 31, 1996, this credit facility was $1,200,000,000, including standby letters of credit of up to $400,000,000. At December 31, 1996, the Company had borrowed $637,000,000 under its $1,200,000,000 credit facility, and the applicable interest rate was 5.87% per annum, with a facility fee of 0.15% per annum. At December 31, 1997, total amount of the credit facility was $2,000,000,000, including standby letters of credit of up to $650,000,000. At December 31, 1997, the applicable interest rate was 6.1% per annum and the facility fee was 0.1125% per annum, with the Company having borrowed $430,000,000 and issued letters of credit of $467,029,000 under its

                             WASTE MANAGEMENT, INC.

$2,000,000,000 credit facility. The credit facility contains financial convenants with respect to interest coverage and debt capitalization ratios and contains limitations on dividends, additional indebtedness, liens, and asset sales. Principal reductions are not required during the five-year term of the credit facility, which was last replaced on August 7, 1997.

     As of December 31, 1997, WM Holdings had in place committed standby trade receivables sale and revolving credit facilities totaling $800,000,000 with a group of six banks led by Chase Manhattan Bank (the "Lenders") for general corporate purposes and to support WM Holdings commercial paper program. The Lenders were committed to fund up to $550,000,000, if requested by WM Holdings, by purchasing eligible receivables. Additionally, WM Holdings had a $250,000,000 unsecured revolving credit agreement with the Lenders. Both facilities were put in place in December 1997 and expire June 30, 1998. The facilities provided for commitment fees ranging from 18.75 to 37.5 basis points per annum and interest rates tied to prime or LIBOR plus a margin. Under the terms of the revolving credit agreement as amended, WM Holdings was required to maintain net worth of $1,000,000,000 and consolidated debt (as defined in the agreement) not to exceed
3.5 times earnings (as defined in the agreement) before interest, taxes, depreciation and amortization for the preceding four calendar quarters. As of December 31, 1997, WM Holdings was in compliance with such restrictions. See
Note 20.

     On June 5, 1996, United issued $150,000,000 of 4 1/2% convertible subordinated notes, due June 1, 2001. Interest is payable semi-annually in June and December. The notes are convertible into shares of the Company's common stock at a conversion price of $30.23 per share. The notes are subordinated in right of payment to all existing and future senior indebtedness, as defined. The notes are redeemable after June 1, 1999, at the option of the Company at 101.8% of the principal amount, declining annually to par on June 1, 2001, plus accrued interest.

     On March 4, 1996, Sanifill issued $115,000,000 of 5% convertible subordinated debentures, due on March 1, 2006. Interest is payable semi-annually in March and September. The debentures are convertible into shares of the Company's common stock at a conversion price of $28.31 per share. The debentures are subordinated in right of payment to all existing and future senior indebtedness, as defined. The debentures are redeemable after March 15, 1999 at the option of the Company at 102.5% of the principal amount, declining annually to par on March 1, 2002, plus accrued interest.

     In WM Holdings' acquisition in 1995 of the outstanding Chemical Waste Management, Inc. ("CWM") shares it did not already own, the CWM public stockholders received a Subordinated Note, with a principal amount at maturity of $1,000, for every 81.1 CWM shares held, with cash paid in lieu of issuance of fractional notes. The notes are subordinated to all existing and future senior indebtedness of WM Holdings. Each note bears cash interest at the rate of two percent per annum of the $1,000 principal amount at maturity, payable semi-annually. The difference between the principal amount at maturity of $1,000 and the $717.80 stated issue price of each note represents the stated discount. At the option of the holder, each note can be purchased for cash by WM Holdings on March 15, 2000, at $843.03. Accrued unpaid interest to those dates will also be paid. The notes will be callable by WM Holdings on and after March 15, 2000, for cash, at the stated issue price plus accrued stated discount and accrued but unpaid interest through the date of redemption. In addition, each note is convertible at any time prior to maturity into 26.078 shares of WM Holdings common stock (equivalent to 18.907 shares of the Company's common stock), subject to adjustment upon the occurrence of certain events. Upon any such conversion, WM Holdings will have the option of paying cash equal to the market value of the WM Holdings shares which would otherwise be issuable. As of December 31, 1997, there were 549,404 such notes outstanding with a maturity value amounting to $549,400,000. As such securities are redeemable at the option of the holders prior to maturity, those which may be redeemed in 1998 are classified as current in the accompanying financial statements at December 31, 1997. In prior years, such borrowings were classified as long-term because WM Holdings had committed credit facilities in place to refinance them.

                             WASTE MANAGEMENT, INC.

6. ENVIRONMENTAL LIABILITIES

     The Company has material financial commitments for the costs associated with its future obligations for final closure, which is the closure of the final cell of a landfill, and post-closure of landfills it operates or for which it is otherwise responsible. The final closure and post-closure liabilities are accrued and charged to expense as airspace is consumed such that the total estimated final closure and post-closure cost will be fully accrued for each landfill at the time the site discontinues accepting waste and is closed. Estimates for final closure and post-closure accruals are based on management reviews, typically performed not less than annually, including input from its engineers and accountants and interpretations of current requirements and proposed regulatory changes. The closure and post-closure requirements are established under the standards of the U.S. Environmental Protection Agency's Subtitle C and D regulations as implemented and applied on a state-by-state basis. Such costs may increase in the future as a result of legislation or regulation. Final closure and post-closure accruals consider estimates for the final cap and cover for the site, methane gas control, leachate management and groundwater monitoring, and other operational and maintenance costs to be incurred after the site discontinues accepting waste, which is generally expected to be for a period of up to thirty years after final site closure. For purchased disposal sites, the Company assessed and recorded a final closure and post-closure liability at the time the Company assumed closure responsibility based upon the estimated total closure and post-closure costs and the percentage of airspace utilized as of such date. Thereafter, the difference between the final closure and post-closure costs accrued and the total estimated closure and post-closure costs to be incurred is accrued and charged to expense as airspace is consumed. Such costs for foreign landfills are estimated based on compliance with local laws, regulations and customs.

     The Company has also established procedures to evaluate its potential remedial liabilities at closed sites which it owns or operated, or to which it transported waste, including 95 sites listed on the Superfund National Priorities List ("NPL") as of December 31, 1997. The majority of situations involving NPL sites relate to allegations that subsidiaries of the Company (or their predecessors) transported waste to the facilities in question, often prior to the acquisition of such subsidiaries by the Company. The Company routinely reviews and evaluates sites requiring remediation, including NPL sites, giving consideration to the nature (e.g., owner, operator, transporter, or generator), and the extent (e.g., amount and nature of waste hauled to the location, number of years of site operation by the Company, or other relevant factors) of the Company's alleged connection with the site, the accuracy and strength of evidence connecting the Company to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties ("PRPs"), and the nature and estimated cost of the likely remedy. Cost estimates are based on management's judgment and experience in remediating such sites for the Company as well as for unrelated parties, information available from regulatory agencies as to costs of remediation, and the number, financial resources and relative degree of responsibility of other PRPs who are jointly and severally liable for remediation of a specific site, as well as the typical allocation of costs among PRPs. These estimates are sometimes a range of possible outcomes. In such cases, the Company provides for the amount within the range which constitutes its best estimate. If no amount within the range appears to be a better estimate than any other amount, then the Company provides for the minimum amount within the range in accordance with the FASB's Statement of Financial Accounting Standards No. 5, Accounting for Contingencies ("SFAS No. 5"). The Company believes that it is "reasonably possible," as that term is defined in SFAS No. 5 ("more than remote but less than likely"), that its potential liability, at the high end of such ranges, would be approximately $202 million higher on a discounted basis in the aggregate than the estimate that has been recorded in the financial statements as of December 31, 1997.

     Estimates of the extent of the Company's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ from current estimates. However, the Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. As additional information becomes available,

                             WASTE MANAGEMENT, INC.

estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies, the existence and ability of other potentially responsible third parties to contribute to the settlements of such liabilities, or other factors could necessitate the recording of additional liabilities which could be material.

     Where the Company believes that both the amount of a particular environmental liability and the timing of the payments are reliably determinable, the cost in current dollars is inflated at 3% until expected time of payment and then discounted to present value at 6% (7% at December 31, 1996). The portion of the Company's recorded environmental liabilities that is not inflated or discounted was $344,700,000 and $358,500,000 at December 31, 1997 and 1996, respectively. Had the Company not discounted any portion of its liability, the amount recorded would have been increased by approximately $341,403,000 at December 31, 1997.

     The Company's liabilities for final closure, post-closure monitoring and environmental remediation costs were as follows (in thousands):

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 1997        1996
                                                              ----------   --------
Current portion, included in accrued liabilities............  $  127,184   $123,908
Non-current portion.........................................   1,030,755    832,415
                                                              ----------   --------
Total recorded..............................................   1,157,939   $956,323
                                                                           ========
Amount to be provided over remaining life of active sites,
  including discount of $341,403 in 1997 related to recorded
  amounts...................................................   1,362,128
                                                              ----------
Expected aggregate environmental liabilities based on
  current cost..............................................  $2,520,067
                                                              ==========

     Anticipated payments (based on current costs) of environmental liabilities at December 31, 1997, are as follows (in thousands):

1998........................................................  $  127,184
1999........................................................     109,589
2000........................................................      71,063
2001........................................................      61,355
2002........................................................      49,748
Thereafter..................................................   2,101,128
                                                              ----------
Total.......................................................  $2,520,067
                                                              ==========

     In addition to the amounts above, at a certain site the Company has perpetual care obligations aggregating $657,000 per year beginning in 2027.

     From time to time, the Company and certain of its subsidiaries are named as defendants in personal injury and property damage lawsuits, including purported class actions, on the basis of a Company subsidiary's having owned, operated or transported waste to a disposal facility which is alleged to have contaminated the environment or, in certain cases, conducted environmental remediation activities at such sites. While the Company believes it has meritorious defenses to these lawsuits, their ultimate resolution is often substantially uncertain due to a number of factors, and it is possible such matters could have a material adverse impact on the Company's earnings for one or more quarters or years.

     The Company has filed suit against numerous insurance carriers seeking reimbursement for past and future remedial, defense and tort claim costs at a number of sites. Carriers involved in these matters have

                             WASTE MANAGEMENT, INC.

typically denied coverage and are defending against the Company's claims. While the Company is vigorously pursuing such claims, it regularly considers settlement opportunities when appropriate terms are offered. Settlements to date ($94,300,000 in 1997, $60,300,000 in 1996, and $38,200,000 in 1995) have been included in operating expenses as an offset to environmental expenses.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of the FASB's Statement of Financial Accounting Standards No. 107, Disclosures about the Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and commonly accepted valuation methodologies. However, considerable judgement is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values amounts. The fair value estimates presented herein are based on information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

     The carrying values of cash and cash equivalents, short-term investments, restricted funds held by trustees, trade accounts receivable, trade accounts payable, financial instruments included in notes and other receivables and other assets, and derivative financial instruments approximate their fair values principally because of the short-term maturities of these instruments.

     The fair values of the Company's outstanding indebtedness is as follows (in thousands):

                                                                    DECEMBER 31,
                                                  -------------------------------------------------
                                                           1997                      1996
                                                  -----------------------   -----------------------
                                                   CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                    AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                                  ----------   ----------   ----------   ----------
Senior notes and debentures.....................  $5,224,119   $5,345,490   $4,265,755   $4,351,142
4% Convertible subordinated notes due 2002......     535,275      592,148           --           --
4 1/2% Convertible subordinated notes due
  2001..........................................     149,500      214,906      150,000      172,500
5% Convertible subordinated debentures due
  2006..........................................     115,000      170,631      115,000      142,025
5.75% Convertible subordinated notes due 2005...     450,182      467,821      444,736      511,070
Tax-exempt and project bonds....................   1,307,793    1,371,871    1,227,351    1,295,324
Other borrowings................................   1,608,882    1,616,919    2,827,146    2,837,967

8. DERIVATIVE FINANCIAL INSTRUMENTS

     Interest rate agreements -- The Company and its subsidiaries have entered into interest rate swap agreements to balance fixed and floating rate debt in accordance with management's criteria. The agreements are contracts to exchange fixed and floating interest rate payments periodically over a specified term without the exchange of the underlying notional amounts. The agreements provide only for the exchange of interest on the notional amounts at the stated rates, with no multipliers or leverage. Differences paid or received are accrued in the financial statements as a part of interest expense on the underlying debt over the life of the agreements and the swap is not recorded on the balance sheet or marked to market. As of December 31, 1997,

                             WASTE MANAGEMENT, INC.

interest rate agreements in notional amounts and with terms as set forth in the following table were outstanding:

                                NOTIONAL                                  DURATION OF
         CURRENCY                AMOUNT       RECEIVE     PAY              AGREEMENTS
         --------               --------      -------     ---             -----------
Hong Kong Dollar...........     100,000,000   Floating   Fixed   January 1996 to July 1998
Italian Lira...............  98,000,000,000   Floating   Fixed   March 1996 to March 1999
German Deutschemark........     150,000,000   Floating   Fixed   March 1996 to January 2000
Dutch Guilder..............     115,000,000   Floating   Fixed   November 1996 to January 2000
U.S. Dollar................      24,000,000   Floating   Fixed   April 1997 to December 2012
U.S. Dollar................     125,000,000   Floating   Fixed   June 1995 to June 1998
U.S. Dollar................      24,000,000   Floating   Fixed   January 1995 to January 2000
U.S. Dollar................      15,000,000   Floating   Fixed   November 1996 to November 1999

     Currency agreements -- From time to time, the Company and certain of its subsidiaries use foreign currency derivatives to seek to mitigate the impact of translation on foreign earnings and income from foreign investees. Typically these have taken the form of purchased put options or collars. The Company receives or pays, based on the notional amount of the option, the difference between the average exchange rate of the hedged currency against the base currency and the average (strike price) contained in the option. Complex instruments involving multipliers or leverage are not used. Although the purpose for using such derivatives is to mitigate currency risk, they do not qualify for hedge accounting under generally accepted accounting principles and accordingly, must be adjusted to market value at the end of each accounting period with gains or losses included in other income. There were no currency derivatives of this type outstanding at December 31, 1997.

     The Company sometimes also uses foreign currency forward contracts to hedge committed transactions when the terms of such a transaction are known and there is a high probability that the transaction will occur. At December 31, 1997, a subsidiary had sold Italian Lira forward for delivery in 1998 to hedge foreign exchange exposure on a specific transaction. The amount was not material to the supplemental consolidated financial statements, and any gain or loss will be included in the measurement of the identified transaction.

     Commodity agreements -- The Company utilizes derivatives to seek to mitigate the impact of fluctuations in the price of fuel used by its vehicles. Quantities hedged do not exceed anticipated fuel purchases in any period. Gains or losses are recognized in operating expenses, as cost of fuel purchases, when paid or received. The primary instruments used are collars, swaps and swaptions. Collars consist of the purchase of call options along with a corresponding sale of put options at a lower price, with the effect of establishing a "cap" and a "floor" with respect to the price of specified quantities of fuel. A swap is an agreement with a counterparty whereby the Company pays a fixed price and receives a floating price for specified quantities during a given period. In a swaption, the Company is paid a premium by the counterparty for the right, but not the obligation, at the end of the option period (usually 90 to 180 days) to enter into a swap with respect to a specified quantity in a given period in the future. The following table summarizes the Company's position in crude oil derivatives at December 31, 1997:

                                                                                 CONTRACT
                           TYPE                                  QUANTITY         PERIOD
                           ----                                  --------        --------
Collars....................................................  1.2 million bbls      1998
Collars....................................................  2.0 million bbls      1999
Collars....................................................  1.0 million bbls      2000
Swaps......................................................  0.5 million bbls      2000
Swaption (exercisable in 1998).............................  0.5 million bbls      2000

                             WASTE MANAGEMENT, INC.

     Equity investments -- The Company occasionally acquires common stock that it needs to hold for a period of time. To mitigate its exposure to fluctuations in the market price of such investments during the holding period, the Company sometimes enters into hedging arrangements consisting of put options or collars. Changes in the intrinsic value of such instruments are recorded in stockholders' equity if the underlying stock is classified as "available for sale" and in other income if it is classified as "trading." The offsetting change in the value of the derivative is included in short-term investments on the supplemental consolidated balance sheets. At December 31, 1997, the Company had outstanding a collar, which expired in 1998, on an investment in a publicly traded equity security. The market price of the security was in excess of the cap value of the collar at both December 31, 1997, and upon expiration, and accordingly, the Company delivered the shares in exchange for the cap price, with no gain or loss recognized in 1998.

     See Note 9 for a discussion of the Company's sale of put options in connection with its authorized stock repurchase program.

9. CAPITAL STOCK

     The Board of Directors is authorized to issue preferred stock in series, and with respect to each series, to fix its designation, relative rights (including voting, dividend, conversion, sinking fund, and redemption rights), preferences (including dividends and liquidation), and limitations. The Company currently has no issued or outstanding preferred stock.

     On February 7, 1997, concurrent with the Convertible Notes Offering, the Company completed a public offering of 11,500,000 shares of its common stock, priced at $35.125 per share. The net proceeds of approximately $387,438,000 were primarily used to repay debt under the Company's credit facility and for general corporate purposes.

     On March 3, 1997, prior to its becoming a wholly owned subsidiary of the Company, United completed a public offering in which it issued 3,450,000 shares of its common stock, priced at $36.50 per share (equivalent to 3,708,750 shares of the Company's common stock, priced at $33.95 per share). The net proceeds of approximately $119,000,000 were used to repay approximately $47,000,000 of debt under United's credit facility, to fund acquisitions, and for general corporate purposes.

     On March 18, 1996, Sanifill called for redemption all of its $60,000,000 of 7 1/2% convertible subordinated debentures due June 1, 2006, at redemption price of 104.5% of their face amount plus accrued interest from December 1, 1995, to, and including, the redemption date of April 17, 1996. Alternatively, holders of these debentures were allowed to convert their debentures into common stock at any time prior to the close of business on April 10, 1996, at a conversion price equal to $28.82 per share (equivalent to $16.95 of the Company's common stock). Holders electing to convert received 34.7 shares of Sanifill's common stock (equivalent to 59 shares of the Company's common stock) for each $1,000 principal amount of debentures surrendered. The $60,000,000 of debentures were ultimately converted to approximately 3,570,000 shares of Company common stock.

     During 1994 through 1996, WM Holdings sold put options on 42,300,000 shares of its common stock (equivalent to 30,700,000 shares of the Company's common stock). The put options gave the holders the right at maturity to require WM Holdings to repurchase shares of its common stock at specified prices. Proceeds from the sale of put options were credited to additional paid-in capital. The amount WM Holdings would be obligated to pay to repurchase shares of its common stock if all outstanding put options were exercised was reclassified to a temporary equity account. In the event the options were exercised, WM Holdings had the right to pay the holder in cash the difference between the strike price and the market price of WM Holdings' shares, in lieu of repurchasing the stock.

     Options on 32,500,000 shares expired unexercised, as the price of WM Holdings' stock was in excess of the strike price at maturity. WM Holdings repurchased 3,100,000 shares of its common stock at a cost of

                             WASTE MANAGEMENT, INC.

$107,500,000, and 6,700,000 options were settled for cash of $13,600,000. There were no put options outstanding at December 31, 1997.

     In February 1997, the Board of Directors of WM Holdings authorized the repurchase of up to 50,000,000 shares of its own common stock (equivalent to 36,250,000 shares of the Company's common stock) in the open market, in privately negotiated transactions, or through issuer tender offers. WM Holdings repurchased 30,000,000 shares of its own common stock (equivalent to 21,750,000 shares of the Company's common stock) through a "Dutch auction" tender offer in the second quarter of 1997 but has not repurchased any other shares in 1997.

     In June 1997, prior to the Merger, the Company acquired a majority of the Canadian solid waste businesses of WM Holdings in a purchase business combination for consideration that included 1,705,757 shares of the Company's common stock. WM Holdings sold its shares of the Company's common stock on the open market during December 1997 for approximately $65,000,000. As the Merger was accounted for as a pooling of interests, WM Holdings' sale of its shares of the Company's common stock is treated as an equity offering to the public for financial accounting and reporting purposes.

     Prior to the Merger, WM Holdings paid cash dividends of $309,577,000, $308,265,000, and $291,421,000 to its shareholders during 1997, 1996, and 1995, respectively. Based on the Company's weighted average common shares outstanding, after considering the effect of the Merger, the cash dividends per common share are $0.57, $0.58, and $0.59 for the years ended December 31, 1997, 1996, and 1995, respectively.

10. COMMON STOCK OPTIONS AND WARRANTS

     In accordance with the Company's 1990 Stock Option Plan (the "1990 Plan"), options to purchase 900,000 shares of the Company's common stock may be granted to officers, directors, and key employees. In accordance with the Company's 1993 Stock Option Incentive Plan, as amended (the "1993 Plan"), options to purchase 6,500,000 shares of the Company's common stock may be granted to officers, directors, and key employees. Options are granted under both the 1990 Plan and the 1993 Plan at an exercise price which equals or exceeds the fair market value of the common stock on the date of grant, with various vesting periods, and expire up to ten years from the date of grant. No options are available for future grant under the 1990 Plan.

     In May 1996, the Company adopted the 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors Plan") to offer its directors who are not officers, full-time employees, or consultants of the Company an annual grant of 10,000 options on each January 1 (subsequently amended to 12,500 options). In accordance with the 1996 Directors Plan, options to purchase up to 400,000 shares of the Company's common stock may be granted, with five year vesting periods, and expiration dates ten years from the date of grant. Options may be granted at an exercise price which equals fair market value of the common stock on the date of grant.

     Western maintained three stock option plans ("Western Plans"): the 1992 Stock Option Plan ("1992 Western Plan"), the Incentive Stock Option Plan, and the Non-Qualified Stock Option Plan, which allowed key employees and directors of Western the right to purchase shares of its common stock. Options granted under the 1992 Western Plan were designated as incentive or non-qualified in nature, at the discretion of the Compensation Committee of Western's Board of Directors, though only employees were eligible to receive incentive stock options. Western had reserved 2,000,000 shares of its common stock under each of the Western Plans. Options were granted under the Western Plans at an exercise price which equaled or exceeded the fair market value on the date of grant. Options were generally exercisable in installments beginning one year after the grant date. As a result of the Western Merger, all unexpired and unexercised options under the Western Plans converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the Western Plans. No additional options may be issued under these plans.

                             WASTE MANAGEMENT, INC.

     Sanifill maintained an incentive compensation plan (the "Incentive Plan") which allowed for the ability to grant non-qualified options, restricted stock, deferred stock, incentive stock options, stock appreciation rights, and other long-term incentive awards. Under the Incentive Plan, stock options were typically granted at fair market value on the date of grant. The number of shares available for issuance under the Incentive Plan was limited to 14% of the number of outstanding shares of Sanifill's common stock at that time less shares outstanding under the Incentive Plan and the Company's previously utilized stock option plan (the "Stock Option Plan"). The Incentive Plan did not provide for the granting of options to non-employee directors. The Stock Option Plan provided for options of up to 382,500 of the authorized shares to be granted to non-employee directors. In May 1995, Sanifill granted 26,095 shares of restricted stock to certain key executives under the Incentive Plan, which were to vest at the end of eight years or upon the achievement of certain financial objectives, if sooner. During 1996, these financial objectives were met and all restricted shares were vested. Sanifill incurred compensation expense of $2,204,000 and $312,000 in 1996 and 1995, respectively, related to restricted stock. As a result of the Sanifill Merger, all unexpired and unexercised options under the plans converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under such plans. No additional options may be issued under these plans.

     United granted stock options pursuant to the 1992 Stock Option Plan, various similar plans, and the 1992 Disinterested Director Stock Option Plan. Under the 1992 Stock Option Plan, United was authorized to grant up to 5,900,000 incentive and non-statutory stock options. Under the 1992 Disinterested Director Stock Option Plan, a fixed number of non-statutory stock options were granted annually to members of United's Board of Directors. At the effective date of the United Merger, United stock options, whether or not such stock options had vested or had become exercisable, were cancelled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. No additional options may be issued under these plans.

     WM Holdings has two stock option plans currently in effect under which future grants may be issued: the 1997 plan (the "1997 Plan") and the 1992 plan for non-employee directors (the "Directors' Plan"). The plans provide for accelerated vesting upon a "change in control" of WM Holdings as defined in the plans. Options granted under the 1997 Plan are generally exercisable in three equal cumulative installments beginning one year after the date of grant. Options granted under the Directors' Plan become exercisable in five equal installments beginning six months after the date of grant. Under the 1997 Plan, non-qualified stock options may be granted at a price not less than 100% of the market value on the date of grant, for a term of not more than ten years. Twenty-three million shares of WM Holdings common stock (equivalent to 16.7 million shares of the Company's common stock) were initially reserved for issuance under this plan. Pursuant to the Directors' Plan, 150,000 shares of WM Holdings' common stock (equivalent to 108,750 shares of the Company's common stock) were initially reserved. Options for a total of 15,000 shares of WM Holdings (equivalent to 10,875 shares of the Company's common stock) are to be granted, in five equal annual installments commencing with election to the Board of WM Holdings, to each person who is not an officer or full-time employee of WM Holdings or any of its subsidiaries.

     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 prescribes a fair value based method of determining compensation expense related to stock-based awards granted to employees. The recognition provisions of SFAS No. 123 are optional; however, entities electing not to adopt the recognition provisions of SFAS No. 123 are required, beginning in 1996, to make disclosures of pro forma net income and earnings per share as if the recognition provisions of SFAS No. 123 had been applied as of January 1, 1995, as well as disclosures regarding assumptions utilized in determining the pro forma amounts. The Company did not adopt the recognition provisions of SFAS No. 123, however, required disclosures are included below.

                             WASTE MANAGEMENT, INC.

     Stock options granted by the Company in 1997, 1996, and 1995 have ten year terms. Stock options granted by Chambers and Western became fully vested upon consummation of the related mergers. Stock options granted by Sanifill continue to vest under varying vesting periods ranging from immediate vesting to five years following the date of grant. As discussed above, at the effective date of the United Merger, United stock options, whether or not such stock options had vested or had become exercisable, were cancelled in exchange for shares of the Company's common stock equal in market value to the fair value of such United stock options, as determined by an independent third party. The Company has issued warrants expiring through 2002 for the purchase of shares of its common stock in connection with private placements of debt and equity securities, acquisitions of businesses, bank borrowings, reorganizations, and certain employment agreements. The following table summarizes common stock option and warrant transactions related to employees or Company directors under all of the aforementioned plans and various predecessor plans for 1997, 1996, and 1995 (in thousands):

                                                          OPTIONS AND   WEIGHTED AVERAGE
                                                           WARRANTS      EXERCISE PRICE
                                                          -----------   ----------------
Outstanding at January 1, 1995..........................    25,341           $21.58
  Granted...............................................     7,767            23.37
  Assumed in purchase acquisitions......................     3,516            45.53
  Exercised.............................................    (2,254)           13.14
  Forfeited.............................................    (1,153)           43.60
                                                            ------
Outstanding at December 31, 1995........................    33,217            25.32
  Granted...............................................    11,045            29.91
  Assumed in purchase acquisitions......................       373            24.92
  Exercised.............................................    (7,036)           16.99
  Forfeited.............................................    (1,126)           44.63
                                                            ------
Outstanding at December 31, 1996........................    36,473            27.77
  Granted...............................................     8,389            39.22
  Exercised.............................................    (7,566)           17.91
  Forfeited.............................................    (2,583)           45.13
                                                            ------
Outstanding at December 31, 1997........................    34,713            31.61
                                                            ======
Exercised at December 31, 1996..........................    19,787           $27.96
Exercised at December 31, 1997..........................    19,332            31.49

     The common stock options and warrants outstanding at December 31, 1997, include 22,622,000 common stock options and warrants granted by Chambers, Western, Sanifill, United, and WM Holdings, of which 16,432,000 are exercisable.

     The weighted average fair value of common stock options and warrants granted to employees or Company directors during 1997 and 1996 were $12.85 and $9.72, respectively. The fair value of each common stock option or warrant granted to employees or Company directors by the Company during 1997 and 1996 is estimated utilizing the Black-Scholes option-pricing model. The following weighted average assumptions were used: dividend yield of 0% to 2%, risk-free interest rates which vary for each grant and range from 5.61% to 7.19%, expected life of four to seven years for all grants, and stock price volatility ranging from 25.2% to 31% for all grants.

                             WASTE MANAGEMENT, INC.

     Outstanding and exercisable stock options and warrants related to employees or Company directors at December 31, 1997, were as follows (in thousands):

                                             OUTSTANDING                               EXERCISABLE
                          -------------------------------------------------   ------------------------------
                          OPTIONS AND   WEIGHTED AVERAGE   WEIGHTED AVERAGE   OPTIONS AND   WEIGHTED AVERAGE
     EXERCISE PRICE        WARRANTS      EXERCISE PRICE     REMAINING TERM     WARRANTS      EXERCISE PRICE
     --------------       -----------   ----------------   ----------------   -----------   ----------------
$2.25 to $10.00.........     3,367           $ 6.90           3.6 years          3,308           $ 6.86
$10.01 to $20.00........     5,316            14.24           6.9 years          3,137            13.66
$20.01 to $30.00........     6,195            25.41           8.3 years          1,929            24.12
$30.01 to $40.00........     7,784            35.72           7.9 years          3,283            36.43
$40.01 to $50.00........    10,500            44.59           6.5 years          6,126            46.07
$50.01 to $84.18........     1,551            61.17           3.1 years          1,549            61.18
                            ------                                              ------
$2.25 to $84.18.........    34,713            31.61           6.8 years         19,332            31.49
                            ======                                              ======

     The following table summarizes transactions involving common stock warrants related to nonemployees for 1997, 1996, and 1995 (in thousands):

                                                                         WEIGHTED AVERAGE
                                                              WARRANTS    EXERCISE PRICE
                                                              --------   ----------------
Outstanding at January 1, 1995..............................     312          $ 9.33
  Granted...................................................     230           11.61
  Exercised.................................................    (415)           9.03
  Forfeited.................................................      --              --
                                                                ----
Outstanding at December 31, 1995............................     127           10.65
  Granted...................................................     528           25.46
  Exercised.................................................     (81)           9.15
  Forfeited.................................................     (21)          10.50
                                                                ----
Outstanding at December 31, 1996............................     553           19.52
  Granted...................................................     441           38.70
  Exercised.................................................    (136)          16.69
  Forfeited.................................................     (97)          13.50
                                                                ----
Outstanding at December 31, 1997............................     761           31.91
                                                                ====
Exercisable at December 31, 1996............................     222          $15.37
Exercisable at December 31, 1997............................     320           16.84

     The weighted average fair value of common stock warrants granted to nonemployees during 1997 and 1996 were $12.54 and $10.37, respectively. The fair value of each common stock warrant granted to nonemployees by the Company during 1997 and 1996 is estimated utilizing the Black-Scholes option-pricing model. The following weighted average assumptions were used: dividend yield of 0%, risk-free interest rates which vary for each grant and range from 5.06% to 7.67%, expected life of five years for all grants, and a stock price volatility of approximately 31% for all grants. Compensation expense related to common stock warrants granted to nonemployees was not material for the periods presented.

                             WASTE MANAGEMENT, INC.

     If the Company applied the recognition provisions of SFAS No. 123, the Company's net income (loss) and earnings (loss) per common share for 1997, 1996, and 1995 would approximate the pro forma amounts shown below (in thousands, except per share amounts):

                                                          YEARS ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1997       1996       1995
                                                       ---------   -------   --------
Net income (loss):
  As reported........................................  $(943,034)  $28,152   $501,790
  Pro forma..........................................   (979,286)    3,114    494,578
Basic earnings (loss) per common share:
  As reported........................................  $   (1.73)  $  0.05   $   1.01
  Pro forma..........................................      (1.80)     0.01       1.00
Diluted earnings (loss) per common share:
  As reported........................................  $   (1.73)  $  0.05   $   1.00
  Pro forma..........................................      (1.80)     0.01       0.99

     The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995.

     Commencing in 1996, WM Holdings made grants of restricted stock. Compensation expense for grants of restricted shares is recognized ratably over the vesting period (generally five to ten years) and amounted to approximately $2,400,000 and $100,000 in 1997 and 1996, respectively. Unamortized compensation expense related to grants of restricted stock was $11,102,000 at December 31, 1997.

11. EMPLOYEE BENEFIT PLANS

     The Company has a qualified defined benefit pension plan for all eligible non-union domestic employees of WM Holdings. The benefits are based on the employee's years of service and compensation during the highest five consecutive years out of the last ten years of employment. The Company's funding policy is to contribute annually an amount determined in consultation with its actuaries, approximately equal to pension expense, except as may be limited by the requirements of the Employee Retirement Income Security Act ("ERISA"). An actuarial valuation report is prepared for the plan as of September 30 each year and used, as permitted by the FASB's Statement of Financial Accounting Standards No. 87, Employers Accounting for Pensions ("SFAS No. 87"), for the year-end disclosures.

     Net periodic pension expense for 1997, 1996, and 1995, based on discount rates of, 7.75%, 7.75%, and 8.5%, respectively, included the following components (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1997       1996       1995
                                                       --------   --------   --------
Service cost -- benefits earned during the year......  $ 15,000   $ 14,000   $ 11,800
Interest cost on projected benefit obligation........    17,100     14,400     13,200
Actual return on plan assets.........................   (50,400)   (14,500)   (22,300)
Net amortization and deferral........................    36,100      2,500      9,100
                                                       --------   --------   --------
          Net periodic pension expense...............  $ 17,800   $ 16,400   $ 11,800
                                                       ========   ========   ========

                             WASTE MANAGEMENT, INC.

     Assumptions used to determine the plan's funded status and pension expense for the following year were as follows:

                                                              1997    1996
                                                              -----   -----
Discount rate...............................................  7.25%   7.75%
Rate of increase in compensation............................   3.5%    3.5%
Long-term rate of return on plan assets.....................   9.0%    9.0%

     The following table sets forth the plan's funded status and the amount recognized in the accompanying supplemental consolidated balance sheets at December 31, 1997 and 1996, for its pension plan (in thousands):

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997        1996
                                                              ---------   ---------
Actuarial present value of benefit obligations:
  Accumulated benefit obligations, including vested benefits of $231,000 and $182,500 at December 31, 1997 and 1996,
     respectively...........................................  $(248,900)  $(199,500)
                                                              =========   =========
  Projected benefit obligations.............................  $(284,800)  $(223,700)
Plan assets at fair value, primarily common stocks, bonds
  and real estate...........................................    264,900     193,700
                                                              ---------   ---------
Plan assets less than projected benefit obligation..........    (19,900)    (30,000)
Unrecognized net loss.......................................     55,200      52,600
Unrecognized overfunding at date of adoption (January 1,
  1985) of SFAS No. 87, net of amortization, being
  recognized over 15 years..................................     (3,300)     (4,900)
Adjustment to recognize minimum liability...................         --     (23,500)
                                                              ---------   ---------
Prepaid pension cost (pension liability) included in the
  supplemental consolidated balance sheets..................  $  32,000   $  (5,800)
                                                              =========   =========

     The Company also has a non-qualified Supplemental Executive Retirement Plan for certain officers of WM Holdings and an ERISA Excess Plan for non-officer managers of those WM Holdings' companies who's eligible compensation exceeds the ERISA limit (collectively, the "SERP"). The SERP, which is unfunded, provides eligible executives with defined pension benefits outside the qualified WM Holdings' retirement plan based on average earnings and years of service. The SERP is valued each year (at September 30) by the Company's independent actuaries, using the same assumptions as used for the qualified plan. The following table sets forth information relating to the SERP (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation including vested benefits
     of $36,300 and $27,700 at December, 1997 and 1996,
     respectively...........................................  $(41,000)  $(33,200)
                                                              ========   ========
  Projected benefit obligation..............................  $(44,100)  $(37,100)
Plan assets at fair value, primarily contributions made
  after the measurement
  date......................................................        --        100
                                                              --------   --------
Plan assets less than projected benefit obligation..........   (44,100)   (37,000)
Unrecognized net loss.......................................    11,800     11,200
Unrecognized overfunding at date of adoption of SFAS No. 87,
  net of amortization, being recognized over 15 years.......     1,400      1,700
Adjustment to recognize minimum liability...................   (10,100)    (9,000)
                                                              --------   --------
Liability recorded (in other long-term liabilities).........  $(41,000)  $(33,100)
                                                              ========   ========

                             WASTE MANAGEMENT, INC.

     SERP expense for 1997, 1996 and 1995 included the following components (in thousands):

                                                             YEARS ENDED DECEMBER 31,
                                                             ------------------------
                                                              1997     1996     1995
                                                             ------   ------   ------
Service cost -- benefits earned during the year............  $1,000   $1,300   $1,100
Interest...................................................   2,800    2,200    2,200
Net amortization and deferral..............................   1,100    1,000    1,100
                                                             ------   ------   ------
          Total expense....................................  $4,900   $4,500   $4,400
                                                             ======   ======   ======

     Waste Management International Plc ("WM International") participates in both defined benefit and defined contribution retirement plans for its employees in various countries. The projected benefit obligation, plan assets and unfunded liability of the WM International defined benefit plans are not material. Other WM Holdings' subsidiaries participate in various multi-employer pension plans covering certain employees not covered under the Company's pension plan, pursuant to agreements with collective bargaining units who are members of such plans. These plans are generally defined benefit plans; however, in many cases, specific benefit levels are not negotiated with or known by the employer contributors. Contributions of $18,600,000, $16,500,000 and $18,300,000 for
subsidiaries' defined benefit plans were made and charged to income in 1997, 1996 and 1995, respectively.

     Certain subsidiaries of WM Holdings provide postretirement health care benefits to eligible employees, and certain postretirement benefits other than pensions to a limited number of former employees of a manufacturing business it has sold. The following table analyzes the obligation for postretirement benefits other than pensions (primarily health care costs), measured as of December 31 of each year, which is included in other liabilities on the accompanying supplemental consolidated balance sheets (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1997      1996
                                                              -------   -------
Accumulated postretirement benefit obligations:
  Retirees..................................................  $43,100   $42,200
  Other fully eligible participants.........................    1,500     6,700
  Other active participants.................................   19,900    10,100
                                                              -------   -------
                                                               64,500    59,000
Unrecognized:
  Prior service (cost) credit...............................   (3,900)      300
  Gain......................................................    8,700     8,500
                                                              -------   -------
                                                              $69,300   $67,800
                                                              =======   =======

     For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care claims was assumed for 1998; the rate was assumed to decrease by 0.5% per year to 6.0% in 2001 and remain at that level thereafter. Increasing the assumed health care cost trend by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by approximately $4,000,000 and the aggregate of the service and interest cost components of net postretirement health care cost for 1997 by approximately $300,000. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% in 1997 and 7.75% in 1995 and 1996.

                             WASTE MANAGEMENT, INC.

     The expense for postretirement health care benefits was as follows (in thousands):

                                                             YEARS ENDED DECEMBER 31,
                                                             ------------------------
                                                              1997     1996     1995
                                                             ------   ------   ------
Service costs..............................................  $1,800   $  700   $1,100
Interest...................................................   4,600    3,500    4,300
                                                             ------   ------   ------
          Total expense....................................  $6,400   $4,200   $5,400
                                                             ======   ======   ======

     WM Holdings had an Employee Stock Ownership Plan ("1988 ESOP") for all eligible non-union United States and Canadian employees of certain subsidiaries. The benefits are based on the employee's years of service and compensation. The Company contributes each year an amount, if any, determined by the Board of Directors of WM Holdings. This plan was terminated December 31, 1997.

     Effective July 1, 1995, the Company established the USA Waste Services, Inc. Employee Savings Plan ("Savings Plan"), a qualified defined contribution retirement plan, covering employees (except those working subject to a collective bargaining agreement) 21 years of age or older who have completed one year of service or were actively employed on the Savings Plan's commencement date. The Savings Plan allows eligible employees to contribute up to the lesser of 15% of their annual compensation or the maximum permitted under IRS regulations to various investment funds. The Company matches 50% of the first 6% an employee contributes. Both employee and Company contributions vest immediately. In 1997, 1996, and 1995, the Company contributed approximately $5,335,000, $1,248,000, and $218,000, respectively, and incurred approximately $225,000, $148,000, and $25,000, respectively, in administrative fees.

     WM Holdings has a Profit Sharing and Savings Plan ("PSSP") available to certain employees of certain subsidiaries. The terms of the PSSP allow for annual contributions by the Company as determined by the Board of Directors as well as a match of employee contributions up to $750 per employee ($500 prior to January 1, 1996). Effective January 1, 1998, the plan was renamed the "Retirement Savings Plan", the matching contribution formula was increased, and the discretionary annual contribution was discontinued. Certain subsidiaries also sponsor non-contributory and contributory defined contribution plans covering both salaried and hourly employees. Employer contributions are generally based upon fixed amounts of eligible compensation. Charges to operations for these plans were $37,000,000, $28,400,000 and $38,500,000 during 1997, 1996 and 1995, respectively.

     During 1994, WM Holdings established an Employee Stock Benefit Trust and sold 12,600,000 shares of its treasury stock to the Trust in return for a 30-year, 7.33% note with interest payable quarterly and principal due at maturity. WM Holdings has agreed to contribute to the Trust each quarter funds sufficient, when added to dividends on the shares held by the Trust, to pay interest on the note as well as principal outstanding at maturity. At the direction of an administrative committee comprised of WM Holdings officers, the trustee will use the shares or proceeds from the sale of shares to pay employee benefits, and to the extent of such payments by the Trust, the WM Holdings will forgive principal and interest on the note. The shares of common stock issued to the Trust are not considered to be outstanding in the computation of earnings per share until the shares are utilized to fund obligations for which the trust was established. Changes in the market value of these shares are charged or credited to Additional Paid-In Capital.

                             WASTE MANAGEMENT, INC.

12. INCOME TAXES

     The provision for income taxes on continuing operations consists of the following (in thousands):

                                                         YEARS ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1997        1996       1995
                                                      ---------   --------   --------
Current:
  Domestic..........................................  $ 652,508   $274,536   $346,130
  Foreign...........................................     85,357     22,875     35,707
                                                      ---------   --------   --------
                                                        737,865    297,411    381,837
                                                      ---------   --------   --------
Deferred:
  Domestic..........................................   (397,537)   113,644    130,061
  Foreign...........................................     21,136     75,561    (19,013)
                                                      ---------   --------   --------
                                                       (376,401)   189,205    111,048
                                                      ---------   --------   --------
          Provision for income taxes................  $ 361,464   $486,616   $492,885
                                                      =========   ========   ========

     The difference between income taxes at the federal statutory rate and the provision for income taxes on continuing operations for the years presented is as follows (in thousands):

                                                         YEARS ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1997        1996       1995
                                                      ---------   --------   --------
Income taxes at federal statutory rate..............  $(233,980)  $272,324   $346,435
Nondeductible merger costs..........................      9,253     10,323      7,189
Nondeductible costs relating to acquired
  intangibles.......................................    203,534     58,499     37,228
Writedown of investments in subsidiary..............     42,781     59,337         --
Minority interest...................................      9,694     25,692     38,527
State and local income taxes, net of federal income
  tax benefit.......................................     36,202     55,035     52,213
Federal tax credits.................................    (23,395)   (17,728)   (16,663)
Foreign losses with no tax benefit..................     16,726         --         --
Deferred tax valuation and other tax reserves.......    267,380      5,830     33,330
Gain on sale of foreign subsidiary..................         --     17,523         --
Other...............................................     33,269       (219)    (5,374)
                                                      ---------   --------   --------
          Provision for income taxes................  $ 361,464   $486,616   $492,885
                                                      =========   ========   ========

     The increased impact of nondeductible costs relating to acquired intangibles on the 1997 consolidated tax provision is attributable to the asset impairment losses discussed in Note 14. As a result of the 1997 comprehensive review, the Company increased deferred tax valuation allowance and other tax reserves.

                             WASTE MANAGEMENT, INC.

     The components of the net deferred tax assets (liabilities) are as follows (in thousands):

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1997          1996
                                                             -----------   -----------
Deferred tax assets:
  Net operating loss carryforwards.........................  $   287,190   $   320,496
  Environmental and other reserves.........................      749,098       638,623
  Asset impairment, losses from planned asset divestitures,
     and other.............................................      291,168       185,520
  Valuation allowance......................................     (232,800)     (130,100)
                                                             -----------   -----------
          Deferred tax assets..............................    1,094,656     1,014,539
Deferred tax liabilities:
  Property, equipment, intangible assets, and other........   (1,559,676)   (1,586,876)
                                                             -----------   -----------
          Net deferred tax liabilities.....................  $  (465,020)  $  (572,337)
                                                             ===========   ===========

     At December 31, 1997, the Company had approximately $13,000,000 of alternative minimum tax credit carryforwards that may be used indefinitely and capital loss carryforwards of approximately $52,700,000 with expiration dates through 2002. The Company had approximately $195,000,000 of U.S. federal net operating loss ("NOL") carryforwards, $818,000,000 of state NOL carryforwards, and $520,000,000 of foreign NOL carryforwards. Foreign NOL carryforwards may be carried forward indefinitely, and the U.S. federal and state NOL carryforwards have expiration dates through the year 2012. U.S. federal NOL carryforwards of $155,000,000 are subject to annual limitation of approximately $39,000,000 due to an ownership change within the meaning of Internal Revenue Code Section 382. Valuation allowances have been established for uncertainties in realizing the benefits of NOL and credit carryforwards. While the Company expects to realize the deferred tax assets in excess of the valuation allowances, changes in estimates of future taxable income or in tax laws could alter this expectation. The valuation allowance decreased in 1996 by approximately $20,000,000 due primarily to realization of capital loss carryforwards and adjustments for certain NOL carryforwards previously estimated to be unrealizable. In 1997, the valuation allowance increased approximately $102,700,000, composed of increases to allowances due to the uncertainty of realizing alternative minimum tax credits, tax benefits from certain asset impairment writedowns (primarily land), foreign tax credits, and NOL carryforwards, partially offset by reductions.

     The Company has concluded that its foreign business requires that the undistributed earnings of its foreign subsidiaries be reinvested indefinitely outside the United States. If the reinvested earnings were to be remitted, the U.S. income taxes due under current tax law would not be material.

13. DOMESTIC AND FOREIGN OPERATIONS

     As discussed in Note 1, the Company believes that all of its material operations are part of the waste management services industry, and it currently reports as a single industry segment. Foreign operations in 1997 were conducted in ten countries in Europe, seven countries in the Asia Pacific region, Canada, Mexico, Brazil, Israel, and Argentina. However, during 1997, WM International sold substantially all of its operations in France, Spain, and Austria. WM International also learned in late September 1997 that its joint venture company's bid to continue to provide waste collection and cleaning services to the city of Buenos Aires, which represented a substantial portion of its business in Argentina, was not successful.

                             WASTE MANAGEMENT, INC.

     Information relating to the Company's operations by geographic area is set forth in the following table (in thousands):

                                                      YEARS ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1997           1996           1995
                                              -----------    -----------    -----------
Operating revenues:
  United States............................   $ 9,487,908    $ 8,727,878    $ 8,271,052
  Europe...................................     1,411,800      1,539,200      1,527,300
  Canada...................................       424,804        162,439        133,600
  Other foreign............................       477,838        445,250        384,355
                                              -----------    -----------    -----------
          Total operating revenues.........   $11,802,350    $10,874,767    $10,316,307
                                              ===========    ===========    ===========
Income (loss) from operations:
  United States............................   $  (452,263)   $ 1,133,692    $ 1,272,470
  Europe...................................        27,300        (12,800)         2,400
  Canada...................................       120,727         14,908          9,000
  Other foreign............................        60,928         63,486         21,632
                                              -----------    -----------    -----------
          Total income (loss) from
            operations.....................   $  (243,308)   $ 1,199,286    $ 1,305,502
                                              ===========    ===========    ===========
Identifiable assets at end of year:
  United States............................   $15,540,790    $16,185,511    $14,801,930
  Europe...................................     2,613,700      3,503,000      3,682,400
  Canada...................................     1,311,091        297,904        177,500
  Other foreign............................       496,900        680,783        617,905
                                              -----------    -----------    -----------
          Total identifiable assets at end
            of year........................   $19,962,481    $20,667,198    $19,279,735
                                              ===========    ===========    ===========

     WM International operates facilities in Hong Kong which are owned by the Hong Kong government. The Hong Kong economy has been impacted by the economic uncertainty associated with many of the countries in the region. High and volatile interest rates have resulted from speculation regarding its currency. In addition to Hong Kong, WM International has operations in Indonesia and Thailand. These countries have experienced illiquidity, volatile currency exchange rates and interest rates, and reduced economic activity. WM International, and therefore the Company, will be affected for the foreseeable future by economic conditions in this region, although it is not possible to determine the extent of such impact. At December 31, 1997, WM International had a net investment of $107,500,000 in these countries (including Hong Kong). Pre-tax income from Hong Kong was $25,700,000 in 1997. Income from Indonesia and Thailand has not been significant to date.

14. ASSET IMPAIRMENTS AND UNUSUAL ITEMS

     Fair values for asset impairment losses were determined for landfills, hazardous waste facilities, recycling investments and other facilities, primarily based on future cashflow projections discounted back using discount rates appropriate for the risks involved with the specific assets. For surplus real estate, market opinions and appraisals were used. In determining fair values for abandoned projects and vehicles to be sold, recoverable salvage values were determined using market estimates. Impaired assets to be sold are primarily businesses to be sold (see Note 18) and surplus real estate. The carrying amount of such real estate was $73,300,000 at December 31, 1997. The Company is currently marketing these properties; however, since the disposal date cannot be accurately estimated, these assets are classified as long-term assets in the accompanying supplemental consolidated balance sheet at December 31, 1997.

                             WASTE MANAGEMENT, INC.

     A summary of asset impairments and unusual items for the periods indicated is as follows (in thousands):

YEAR ENDED DECEMBER 31, 1997
----------------------------
Asset impairments:
  Landfills, related primarily to management decisions to
     abandon expansions and development projects due to
     political or competitive factors, which will result in
     closure earlier than previously expected (includes
     $233,800 for hazardous waste sites)....................  $  592,882
  Hazardous waste facilities, resulting from continuing
     market deterioration, increased competition, excess
     capacity and changing regulation.......................     131,400
  Goodwill, primarily related to landfills and hazardous
     waste facilities impaired (including $411,000 related
     to hazardous waste business)...........................     433,400
  Write-down of WTI long-lived assets, including $47,100
     related to a wood waste burning independent power
     production facility....................................      57,200
  Recycling investments, related primarily to continued
     pricing, overcapacity and competitive factors..........      21,500
  Write-down to estimated net realizable value of trucks to
     be sold as a result of new fleet management policy (See
     Note 4)................................................      70,900
  Write-down to estimated net sales proceeds of businesses
     to be sold (See Note 18)...............................     122,200
  Abandoned equipment and facilities........................      37,300
  Surplus real estate.......................................      38,200
Provisions for losses on contractual commitments............     120,173
Severance for terminated employees..........................      41,630
Special charge for WM International, primarily costs of
  demobilization in Argentina following loss of City of
  Buenos Aires contract, divestiture or closure of
  underperforming businesses (primarily in Italy and
  Germany) and abandonment of projects (primarily in
  Germany)..................................................     104,360
                                                              ----------
          Total.............................................  $1,771,145
                                                              ==========

YEAR ENDED DECEMBER 31, 1996
----------------------------
Asset impairments:
  Landfills, related primarily to management decisions to
     abandon expansion projects due to political or
     competitive factors, which will result in closure
     earlier than previously expected.......................  $   20,348
  Recycling investments, related primarily to pricing,
     overcapacity and competitive factors...................      47,800
  Other, primarily equipment to be scrapped.................       2,000
  Surplus real estate.......................................       1,500
Estimated losses related to the disposition of certain
  non-core business assets..................................      28,900
Reserves for certain litigation and for reengineering of
  finance and administrative functions......................     154,100
Provisions for losses on contractual commitments............      53,632
Western retirement benefits.................................       4,824
Special charge for WM International:
  Loss on sale of investment in Wessex......................      47,103
  Revaluation of investments in France, Austria, and Spain
     in contemplation of exiting all or part of these
     markets or forming joint ventures and write-off of a
     hazardous waste disposal facility in Germany with
     volumes adversely affected by regulatory changes.......     169,561
                                                              ----------
          Total.............................................  $  529,768
                                                              ==========

                             WASTE MANAGEMENT, INC.

YEAR ENDED DECEMBER 31, 1995
----------------------------
Asset impairments:
  Landfills, related primarily to management decisions to
     abandon expansion projects due to political or
     competitive factors, which will result in closure
     earlier than previously expected.......................  $   48,200
  Hazardous waste facility costs, resulting from continuing
     market deterioration, increased competition, excess
     capacity and changing regulations......................       2,200
  Other, primarily abandoned computer system project
     costs..................................................       1,900
  Surplus real estate.......................................       1,500
Provisions for losses on contractual commitments............       1,313
Corporate and regional restructuring........................       3,420
CWM restructuring, primarily related to a write-off of
  abandoned facilities and technologies that did not meet
  customer service or performance objectives and related
  payments for non-cancelable leases, guaranteed bank
  obligations of a joint venture, and employee severance....     140,996
Special charge for WM International, consisting primarily of disposition of non-core businesses and investments,
  abandonment of certain hazardous waste treatment
  technologies and related management reorganizations.......     194,563
                                                              ----------
          Total.............................................  $  394,092
                                                              ==========

15. EARNINGS PER SHARE

     In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"). SFAS No. 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion No. 15, Earnings Per Share. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which is based on the weighted average number of common shares outstanding, replaces primary earnings per share. Diluted earnings per share, which is based on the weighted average number of common and dilutive potential common shares outstanding, replaces fully diluted earnings per share and utilizes the average market price per share as opposed to the greater of the average market price per share or ending market price per share when applying the treasury stock method in determining dilutive potential shares. SFAS No. 128 is effective for the Company in 1997 and requires all prior-period earnings per share data to be restated to conform to its presentation. Accordingly, the Company has restated all previously reported earnings per share amounts.

     Diluted earnings per common share for the year ended December 31, 1995, has been calculated assuming conversion of certain of the Company's convertible subordinated notes and debentures, and therefore interest (net of taxes) of $9,098,000 has been added back to net income for this calculation.

                             WASTE MANAGEMENT, INC.

     The following reconciles the number of common shares outstanding to the weighted average number of common shares outstanding and the weighted average number of common and dilutive potential common shares outstanding for the purposes of calculating basic and dilutive earnings per common share, respectively (in thousands):

                                                           YEARS ENDED DECEMBER 31,
                                                          ---------------------------
                                                           1997      1996      1995
                                                          -------   -------   -------
Number of common shares outstanding.....................  547,685   532,096   514,922
Effect of using weighted average common shares
  outstanding...........................................   (1,701)   (3,478)  (19,700)
                                                          -------   -------   -------
Weighted average number of common shares outstanding....  545,984   528,618   495,222
Dilutive effect of common stock options and warrants....       --     9,309     7,671
Dilutive effect of convertible subordinated notes and
  debentures............................................       --        --    10,408
                                                          -------   -------   -------
Weighted average number of common and dilutive potential
  common shares outstanding.............................  545,984   537,927   513,301
                                                          =======   =======   =======

     At December 31, 1997, there were approximately 68 million common shares potentially issuable with respect to stock options, restricted shares, and convertible debt, which could dilute basic earnings per share in the future.

16. COMPREHENSIVE INCOME

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The components of accumulated other comprehensive income are as follows for the periods indicated (in thousands):

                                                     FOREIGN      MINIMUM      ACCUMULATED
                                                    CURRENCY      PENSION         OTHER
                                                   TRANSLATION   LIABILITY    COMPREHENSIVE
                                                   ADJUSTMENT    ADJUSTMENT      INCOME
                                                   -----------   ----------   -------------
Balance, December 31, 1995.......................   $(117,720)    $(11,692)     $(129,412)
  Current-period change..........................      22,664       (7,193)        15,471
                                                    ---------     --------      ---------
Balance, December 31, 1996.......................     (95,056)     (18,885)      (113,941)
  Current-period change..........................    (180,744)      11,492       (169,252)
                                                    ---------     --------      ---------
Balance, December 31, 1997.......................   $(275,800)    $ (7,393)     $(283,193)
                                                    =========     ========      =========

17. COMMITMENTS AND CONTINGENCIES

     Operating leases -- The Company leases many of its operating and office facilities for various terms. Lease expense aggregated $189,176,000, $185,760,000 and $186,254,000 during 1997, 1996 and 1995, respectively. These amounts include rents under long-term leases, short-term cancelable leases and rents charged as a percentage of revenue, but are exclusive of financing leases capitalized for accounting purposes.

                             WASTE MANAGEMENT, INC.

     The long-term rental obligations as of December 31, 1997, are due as follows (in thousands):

First year..................................................  $  151,390
Second year.................................................     138,858
Third year..................................................     129,023
Fourth year.................................................     117,178
Fifth year..................................................     105,790
Sixth through tenth years...................................     455,125
Eleventh year and thereafter................................     130,389
                                                              ----------
                                                              $1,227,753
                                                              ==========

     Financial instruments -- Letters of credit, performance bonds and other guarantees have been provided by the Company supporting tax-exempt bonds, performance of landfill closure and post-closure requirements, insurance contracts, and other contracts. Total letters of credit, performance bonds and other guarantees outstanding at December 31, 1997, aggregated approximately $2.96 billion. A substantial portion of these performance bonds are issued by a wholly-owned insurance company subsidiary, the sole business of which is to issue such bonds to customers of the Company and its subsidiaries. Approximately $277,700,000 (at fair market value) of Company assets have been contributed to this subsidiary to meet regulatory minimum capital requirements. Because virtually no claims have been made against these financial instruments in the past, management does not expect these instruments will have a material adverse effect on the consolidated financial position or results of operations of the Company.

     In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk, such as bank letters of credit, performance bonds and other guarantees, which are not reflected in the accompanying supplemental consolidated balance sheets. Such financial instruments are to be valued based on the amount of exposure under the instrument and the likelihood of performance being required. In the Company's experience, virtually no claims have been made against those financial instruments. Management does not expect any material losses to result from these off-balance-sheet instruments.

     Environmental matters -- The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations in the United States and elsewhere that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

     Litigation -- The Company has been advised by the U.S. Department of Justice that United is a target of a federal investigation relating to alleged violations of the Clean Water Act at the Laurel Ridge Landfill in Kentucky. The investigation relates to a period prior to the Company's acquisition of United. The Company is not a target of the investigation and has pledged its full cooperation to the government.

     A Company subsidiary has been involved in litigation challenging a municipal zoning ordinance which restricted the height of its New Milford, Connecticut, landfill to a level below that allowed by the permit previously issued by the Connecticut Department of Environmental Protection ("DEP"). Although a lower Court had declared the zoning ordinance's height limitation unconstitutional, during 1995 the Connecticut Supreme Court reversed this ruling and remanded the case for further proceedings in the Superior Court. In November 1995, the Superior Court ordered the subsidiary to apply for all governmental permits needed to remove all waste above the height allowed by the zoning ordinance, and the Connecticut Supreme Court has

                             WASTE MANAGEMENT, INC.

upheld that ruling. On September 22, 1998, the Superior Court modified its November 1995 order by approving a settlement agreement whereby the subsidiary will pay periodic cash installments to New Milford in lieu of removal of the waste above the allowable height. Such settlement will not have a material adverse impact on the Company's financial position, results of operations or cash flows in one or more future periods.

     In May 1994, the U.S. Supreme Court ruled that state and local governments may not constitutionally restrict the free movement of trash in interstate commerce through the use of regulatory flow control laws. Such laws typically involve a local government specifying a jurisdictional disposal site for all solid waste generated within its borders. Since the ruling, several decisions of state or federal courts have invalidated regulatory flow control schemes in a number of jurisdictions. Other judicial decisions have upheld non-regulatory means by which municipalities may effectively control the flow of municipal solid waste. In addition, federal legislation has been proposed, but not yet enacted, to effectively grandfather existing flow control mandates. There can be no assurance that such alternatives to regulatory flow control will in every case be found to be lawful or that such legislation will be enacted into law.

     The Supreme Court's 1994 ruling and subsequent court decisions have not to date had a material adverse affect on the Company. In the event that legislation to effectively grandfather existing flow control mandates is not adopted, the Company believes that affected municipalities will endeavor to implement alternative lawful means to continue controlling the flow of waste. However, given the uncertainty surrounding the matter, it is not possible to predict what impact, if any, it may have in the future on the Company's disposal facilities, particularly WTI's trash-to-energy facilities.

     WTI's Gloucester County, New Jersey, facility had historically relied on a disposal franchise for substantially all of its supply of municipal solid waste. On May 1, 1997, the Third Circuit Court of Appeals ("Third Circuit") permanently enjoined the State of New Jersey from enforcing its franchise system as a form of unconstitutional solid waste flow control, but stayed the injunction for so long as any appeals were pending. On November 10, 1997, the U.S. Supreme Court announced its decision not to review the Third Circuit decision, thereby ending the stay and, arguably, the facility's disposal franchise. In response to these developments, the facility lowered its prices and, following a new procurement, was selected by Gloucester County on July 30, 1998, to negotiate a new ten year solid waste disposal contract. In addition, on June 30, 1998, WTI obtained from the project's credit support bank a one year extension of the letter of credit securing the project debt.

     The New Jersey legislature has been considering various alternative solutions, including a bill that provides for the payment and recovery of bonded indebtedness incurred by counties, public authorities and certain qualified private vendors in reliance on the State's franchise system. WTI currently believes that, through either legislative action or the planned project recapitalization following the Gloucester solid waste negotiations, the Gloucester project can be restructured to operate, in the absence of its historic franchise, flow control, at a level of profitability which will not result in a material adverse impact on consolidated results.

     Within the next several years, the air pollution control systems at certain trash-to-energy facilities owned or leased by WTI will be required to be modified to comply with more stringent air pollution control standards adopted by the United States Environmental Protection Agency in December 1995 for municipal waste combusters. The compliance dates will vary by facility, but all affected facilities will be required to be in compliance with the new rules by the end of the year 2000. Currently available technologies will be adequate to meet the new standards. The total capital expenditures required for such modifications are estimated to be in the $180-$220 million range. The impacted facilities long-term waste supply agreements generally require that customers pay, based on tonnage delivered, their proportionate share of incremental capital, financing, and operating costs resulting from changes in environmental regulations. Customer shares of capital and financing costs are typically recovered over the remaining life of the waste supply agreements. Pro rata operating costs are recovered in the period incurred. The Company currently expects to recover approximately two-thirds of the incremental expenditures incurred to comply with these stricter air emission standards.

                             WASTE MANAGEMENT, INC.

     Several purported class action lawsuits and one purported derivative lawsuit seeking injunctive relief and unspecified money damages were filed in the Chancery Court in and for New Castle County, Delaware against the Company, WTI, and individual directors of WTI in connection with the June 20, 1997, proposal by WM Holdings to acquire all of the shares of WTI common stock which WM Holdings did not own. WM Holding's subsequently consummated a merger in which WTI's stockholders received $16.50 in cash per share of WTI's common stock. The lawsuits, which have since been consolidated into a single action, allege, among other things, that the defendants breached fiduciary duties to WTI's minority stockholders because the merger consideration contemplated by the proposal was inadequate and unfair. The Company believes that the defendants' actions in connection with the proposal were in accordance with Delaware law. Accordingly, the Company intends to contest these lawsuits vigorously.

     In November and December 1997, several alleged purchasers of WM Holdings securities (including but not limited to WM Holdings common stock), who allegedly bought their securities between 1996 and 1997, brought 14 purported class action lawsuits against WM Holdings and several of its former officers in the United States District Court for the Northern District of Illinois. Each of these lawsuits asserted that the defendants violated the federal securities laws by issuing allegedly false and misleading statements in 1996 and 1997 about WM Holdings' financial condition and results of operations. Among other things, the plaintiffs alleged that WM Holdings employed accounting practices that were improper and that caused its publicly filed financial statements to be materially false and misleading. The lawsuits demanded, among other relief, unspecified compensatory damages, pre- and post-judgement interest, attorneys' fees, and the costs of conducting the litigation. In January 1998, the 14 putative class actions were consolidated before one judge. On May 29, 1998, the plaintiffs filed a consolidated amended complaint against WM Holdings and four of its former officers. The consolidated amended complaint seeks recovery on behalf of a proposed class of all purchasers of WM Holdings securities between May 29, 1995, and October 30, 1997. The consolidated amended complaint alleges, among other things, that WM Holdings filed false and misleading financial statements beginning in 1991 and continuing through October 1997 and seeks recovery for alleged violations of the federal securities laws between May 1995 and October 1997. Like the individual complaints that preceded it, the consolidated amended complaint seeks unspecified compensatory damages, pre- and post-judgement interest, attorneys' fees, and the costs of conducting the litigation. It is not possible at this time to predict the impact this litigation may have on WM Holdings or the Company, although it is reasonably possible that the outcome may have a material adverse impact on their respective financial condition or results of operations in one or more future periods. WM Holdings intends to defend itself vigorously in the litigation. WM Holdings is aware of another action arising out of the same set of facts alleging a cause of action under Illinois state law and several other actions arising out of the same set of facts, including one purported class action by business owners who received WM Holdings shares in the sales of their businesses to WM Holdings alleging breach of contract causes of action on the basis of allegedly false representation and warranties. A purported derivative action has also been filed by an alleged former shareholder of WM Holdings against certain former officers and directors of WM Holdings and nominally against WM Holdings to recover damages caused to WM Holdings as a result of the matter described in this paragraph.

     The Company is also aware that the Securities and Exchange Commission has commenced a formal investigation with respect to the WM Holdings previously filed financial statements (which were subsequently restated) and related accounting policies, procedures and system of internal controls. The Company intends to cooperate with such investigation. The Company is unable to predict the outcome or impact of this investigation at this time.

     On March 12, 1998, a stockholder of WM Holdings filed a purported class action suit in the Chancery Court of the State of Delaware in the New Castle County against WM Holdings and certain of its former directors. The complaint alleges, among other things, that (i) the Merger was the product of unfair dealing and the price paid to members of the purported class for their WM Holdings common stock was unfair and inadequate, (ii) the Merger will prevent members of the purported class from receiving their fair portion of

                             WASTE MANAGEMENT, INC.

the value of WM Holdings' assets and business and from obtaining the real value of their equity ownership of WM Holdings, (iii) defendants breached their fiduciary duties owed to the members of the purported class by putting their personal interests ahead of the interests of WM Holdings' public stockholders and (iv) the members of the class action will suffer irreparable damage unless the defendants are enjoined from breaching their fiduciary duties. The complaint seeks equitable relief that would rescind the Merger and monetary damages from the defendants for unlawfully gained profits and special benefits. WM Holdings believes the suit to be without merit and intends to contest it vigorously.

     In June 1998, an alleged holder of American Depository Receipts representing ordinary shares of WM International ("ADRs") filed a putative class action complaint in the Circuit Court of Cook County, Illinois, naming WM Holdings, the Company and several directors of the Company as defendants. The complaint seeks to enjoin the completion of a proposed transaction whereby the Company will indirectly acquire all WM International ordinary shares not held by Company subsidiaries or, in the alternative, rescission or compensatory damages in the event the transaction is completed. Among other things, the complaint asserts that the completion of the transaction will constitute a breach of defendants' fiduciary duties to the holders of ADRs and if the transaction is completed, the holders of ADRs will be denied a proper premium for their ADRs. The Company intends to contest this litigation vigorously.

     In July 1998, a putative class of alleged holders of WM International ordinary shares filed a complaint in the Circuit Court of Cook County, Illinois, naming Donald F. Flynn and WM Holdings as defendants. The complaint seeks to enjoin the completion of the above-described WM International transaction or, in the alternative, rescission or compensatory damages in the event the transaction is completed. Among other things, the complaint asserts that the completion of the transaction will constitute a breach of defendants' fiduciary duties to the shareholders of WM International (Mr. Flynn is a director of WM International, and WM Holdings is its controlling shareholder) and that, if the transaction is completed, the shareholders of WM International will be denied a proper premium for their ordinary shares. The Company intends to contest this litigation vigorously.

     The Company and certain of its subsidiaries are parties to various other litigation matters arising in the ordinary course of business. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the Company's financial position, results of operations or cash flows. In the normal course of its business and as a result of the extensive government regulation of the solid waste industry, the Company periodically may become subject to various judicial and administrative proceedings and investigations involving federal, state, or local agencies. To date, the Company has not been required to pay any material fine or judgement for violation of an environmental law. From time to time, the Company also may be subjected to actions brought by citizen's groups in connection with the permitting of landfills or transfer stations, or alleging violations of the permits pursuant to which the Company operates. The Company is also subject from time to time to claims for personal injury or property damage arising out of accidents involving its vehicles.

  Insurance

     Waste Management

     The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty policies provide for $2,000,000 per claim coverage for primary commercial general liability and $1,000,000 per claim coverage for primary automobile liability supported by $200,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property, including California earthquake perils. The Company also carries $200,000,000 in aircraft liability protection.

                             WASTE MANAGEMENT, INC.

     The Company maintains workers' compensation insurance in accordance with laws of the various states and countries in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills, transfer stations, and recycling facilities that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills, transfer stations, or recycling facilities. At December 31, 1997, this policy provides $5,000,000 of coverage per loss with a $10,000,000 aggregate limit. Upon consummation of the Merger (see Note 20), this policy was amended to provide $10,000,000 of coverage per loss with a $20,000,000 aggregate limit.

     WM Holdings

     WM Holdings self-insures for auto, general liability and workers' compensation claims up to $5,000,000 per claim. For such programs, a provision is made in each accounting period for estimated losses, including losses incurred but not reported, and the related reserves are adjusted as additional claim information becomes available. Claim reserves are discounted at 6% and 7% at December 31, 1997 and 1996, respectively, based on historical payment patterns. The self-insurance reserve included in the accompanying supplemental consolidated balance sheet is $226,700,000, and $188,000,000 at December 31, 1997 and 1996, respectively.

     In the fourth quarter of 1997, WM Holdings modified its self-insurance reserve determination technique. The revised loss projection process improves the estimation of future growth in claims. This change in estimate resulted in a $56,000,000 pre-tax charge to operations.

     To date, the Company has not experienced any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company's financial condition, results of operations or cash flows. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

     Tax assessments

     During the first quarter of 1995, WM International received an assessment from the Swedish Tax Authority of approximately 417,000,000 Krona (approximately $53,000,000) plus interest from the date of the assessment, relating to a transaction completed in 1990. WM International believes that all appropriate tax returns and disclosures were properly filed at the time of the transaction and intends to vigorously contest the assessment.

18. DISCONTINUED OPERATIONS

     In the fourth quarter of 1995, the Company approved a plan to sell or otherwise discontinue Rust's process engineering, construction, specialty contracting and similar lines of business. During the second quarter of 1996, the sale of the industrial process engineering and construction businesses, based in Birmingham, Alabama, was completed.

     During the fourth quarter of 1996, WTI sold its water process systems and equipment manufacturing businesses. WTI had also entered into an agreement to sell its water and wastewater facility operations and privatization business, which was sold in 1997. As of September 30, 1996, Rust sold its industrial scaffolding business and began implementing plans to exit its remaining international engineering and consulting business. The Company recorded a fourth-quarter provision for loss of $360,000,000 before tax and minority interest in connection with the planned divestiture of these businesses, and others subsequently reclassified to continuing operations (see discussion below).

     The discontinued businesses have been segregated and the accompanying supplemental consolidated balance sheets, statements of income and related footnote information have been restated. Revenues from the

                             WASTE MANAGEMENT, INC.

discontinued businesses were $84,800,000 in 1997, $734,500,000 for 1996 and $1,511,000,000 in 1995. The decreases in revenue during the periods primarily reflect the sales of certain of the discontinued businesses. Results of their operations in 1997 were not material and were included in the reserve for loss on disposition provided previously.

     The Company had no operations classified as discontinued as of December 31, 1997. The following table summarizes the assets and liabilities as of December 31, 1996, which are presented on the supplemental consolidated balance sheet as net assets of discontinued operations (in thousands):

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Current assets..............................................   $  74,700
Property and equipment and other noncurrent assets..........     173,800
Current liabilities.........................................     (47,500)
Noncurrent liabilities......................................    (258,874)
                                                               ---------
Net liabilities of discontinued operations..................   $ (57,874)
                                                               =========

     At December 31, 1996, management also classified as discontinued and planned to sell Rust's domestic environmental and infrastructure engineering and consulting business and CWM's high organic waste fuel blending services business. In 1997, management reclassified the CWM business back into continuing operations, and classified certain of its sites as operations held for sale. The Rust disposition was not completed within one year, and accordingly this business has been reclassified back into continuing operations, as operations held for sale, at December 31, 1997, in accordance with generally accepted accounting principles, although management is continuing its efforts to market its investment in this business. As these businesses were reclassified to continuing operations, the remaining provision for loss on disposal ($95,000,000 after tax -- $87,000,000 related to Rust and $8,000,000 related to CWM) was reversed in discontinued operations and an impairment loss for Rust of $122,200,000 was recorded in continuing operations. Prior year financial statements have been restated. Information regarding the businesses reclassified as continuing operations held for sale is as follows (in thousands):

                                                          YEARS ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1997       1996       1995
                                                       --------   --------   --------
Results of Operations:
  Revenue............................................  $350,400   $361,500   $368,200
  Income (loss) before tax after minority interest...    (9,930)       315     25,110
  Net income (loss)..................................    (6,700)       100     13,900

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Condensed Balance Sheet:
  Current assets............................................  $118,600    $147,500
  Property and equipment and other noncurrent assets........   164,700     162,000
  Current liabilities.......................................   (41,000)    (44,200)
  Noncurrent liabilities....................................  (161,216)    (37,949)
                                                              --------    --------
  Net assets................................................  $ 81,084    $227,351
                                                              ========    ========

     The net assets are included in Net Assets of Continuing Businesses Held for Sale in the accompanying supplemental balance sheet. At December 31, 1997, this caption also includes $73,300,000 of surplus real estate which the Company is actively marketing.

                             WASTE MANAGEMENT, INC.

19. SELECTED QUARTERLY FINANCIAL DATA, UNAUDITED

     The following table summarizes the unaudited consolidated quarterly results of operations for 1997 and 1996 (in thousands, except per share amounts):

                                                FIRST        SECOND       THIRD        FOURTH
                                               QUARTER      QUARTER      QUARTER       QUARTER
                                              ----------   ----------   ----------   -----------
1997
Operating revenues..........................  $2,665,469   $2,989,533   $3,112,939   $ 3,034,409
Operating income............................     338,241      469,464      282,305    (1,333,318)
Income (loss) from continuing operations....     172,294      135,707       55,196    (1,393,174)
Net income (loss)...........................     172,941      143,268       49,107    (1,308,350)
Earnings (loss) from continuing operations
  per common share:
  Basic.....................................        0.32         0.25         0.10         (2.56)
  Diluted...................................        0.31         0.25         0.10         (2.56)
Earnings (loss) per common share:
  Basic.....................................        0.32         0.26         0.09         (2.40)
  Diluted...................................        0.31         0.26         0.09         (2.40)
1996
Operating revenues..........................  $2,496,584   $2,740,994   $2,815,547   $ 2,821,642
Operating income............................     412,591      396,772      360,368        29,555
Income (loss) from continuing operations....     166,781      118,859      127,643      (121,830)
Net income (loss)...........................     171,628      139,371       54,792      (337,639)
Earnings (loss) from continuing operations
  per common share:
  Basic.....................................        0.32         0.22         0.24         (0.23)
  Diluted...................................        0.31         0.22         0.24         (0.23)
Earnings (loss) per common share:
  Basic.....................................        0.33         0.26         0.10         (0.64)
  Diluted...................................        0.32         0.26         0.10         (0.64)

     Basic and diluted earnings per common share for each of the quarters presented above is based on the respective weighted average number of common and dilutive potential common shares outstanding for each period and the sum of the quarters may not necessarily be equal to the full year basic and diluted earnings per common share amounts.

     Amounts presented for 1997 and 1996 are restated for certain pooling of interests transactions as discussed in Note 3, and are different from amounts originally reported. The results of operations for 1997 and 1996 include certain pre-tax charges for merger costs, asset impairments and unusual items, as disclosed elsewhere herein. Such items charged to expense in the first, second, third and fourth quarters of 1997 were $25,804,000, $52,922,000, $156,632,000 and $1,645,198,000, respectively. In 1996, such charges were $118,000, $82,832,000, $149,946,000, and $423,498,000 in the first, second, third, and fourth quarters, respectively.

20. SUBSEQUENT EVENTS

     The Merger

     On July 16, 1998, the Company consummated the Merger with WM Holdings accounted for as a pooling of interests and, accordingly, the accompanying supplemental financial statements have been restated to include the accounts and operations of WM Holdings for all periods presented. Under the terms of the

                             WASTE MANAGEMENT, INC.

Merger, the Company issued 0.725 of a share of its common stock for each share of WM Holdings outstanding common stock. The Merger increased the Company's outstanding shares of common stock by approximately 354,000,000 shares and the Company assumed WM Holdings' stock options equivalent to approximately 16,000,000 underlying shares of the Company's common stock. Any unvested WM Holdings options outstanding at December 31, 1997, vested upon consummation of the Merger due to change in the related plan of control provisions. In connection with this transaction, the Company expects to incur merger and other related costs in the third quarter of 1998. The amount, which has yet to be determined, is expected to include significant cash charges and is anticipated to be material to the financial position, results of operations and cash flows.

     The supplemental consolidated balance sheets at December 31, 1997 and 1996 reflect the combining of (i) the Company prior to consummation of the Merger ("Waste Management") and (ii) WM Holdings as of those dates. Combined and separate results of operations for the three years ended December 31, 1997, and the three months ended March 31, 1998, of Waste Management and WM Holdings for the restated periods are as follows (in thousands):

                                          WASTE
                                        MANAGEMENT   WM HOLDINGS   ADJUSTMENTS         COMBINED
                                        ----------   -----------   -----------        -----------
Three months ended March 31, 1998
  (unaudited):
  Operating revenues..................  $  769,440   $ 2,131,621    $     --          $ 2,901,061
  Income before income taxes..........     201,604       170,968     (31,485)a,b,c        341,087
  Net income..........................     120,962        74,417     (16,107)a,b,c        179,272
Year ended December 31, 1997:
  Operating revenues..................  $2,613,768   $ 9,188,582    $     --          $11,802,350
  Income (loss) from continuing
     operations before income taxes...     463,267    (1,053,673)    (78,107)a,b,c       (668,513)
  Net income (loss)...................     267,030    (1,176,104)    (33,960)a,b,c       (943,034)
Year ended December 31, 1996:
  Operating revenues..................  $1,649,131   $ 9,225,636    $     --          $10,874,767
  Income from continuing operations
     before income taxes..............     138,737       660,467     (21,135)c            778,069
  Net income (loss)...................      68,339       (39,307)       (880)c             28,152
Year ended December 31, 1995:
  Operating revenues..................  $1,216,082   $ 9,100,225    $     --          $10,316,307
  Income from continuing operations
     before income taxes..............     141,089       871,647     (22,924)c            989,812
  Net income..........................      80,776       340,097      80,917c,d           501,790

---------------

a) In June 1997, WM Holdings sold a majority of its Canadian solid waste businesses to the Company, and as a result, recorded a pre-tax gain of approximately $61.3 million. An adjustment has been made to reverse this amount and to account for the transaction as if the companies had been combined since inception.

b) In November 1997, the Company purchased a 49% limited partner interest in an entity formed for the purpose of acquiring shares of WM Holdings. The limited partnership purchased shares of WM Holdings common stock during November 1997 and sold substantially all of such shares in March 1998. For the three months ended March 31, 1998, the Company recorded other income of $28.1 million for its equity in the earnings of the limited partnership. Adjustments have been made to reverse this amount and to account for the transaction as if the companies had been combined since inception.

c) Adjustments have been made to conform the accounting for certain landfill related issues.

d) An adjustment has been made to conform the method of capitalizing interest to the Company's method. On January 1, 1995, WM Holdings changed its method of interest capitalization and recorded an after-tax

                             WASTE MANAGEMENT, INC.

   cumulative effect of a change in accounting principle (to reduce income) of approximately $84.7 million. The adjustment reverses this amount. Conforming entries to adjust the amount of interest capitalized by WM Holdings during 1995, 1996 and 1997 were not made as these amounts would be immaterial.

     The combined results of Waste Management and WM Holdings for the six months ended June 30, 1998, are as follows (in thousands):

Operating revenues..........................................  $6,076,238
Income from continuing operations before taxes..............     760,879
Net income..................................................     415,824

     Upon the consummation of the Merger, certain long-term debt of WM International may be accelerated and become payable with three months notice. At December 31, 1997, this debt totaled approximately $209,000,000, however, by September 22, 1998, it had been reduced to approximately $93,000,000.

     Business Combinations

     On January 14, 1998, the Company acquired the solid waste divisions of City Management Holdings Trust ("City Management") for approximately $810,000,000 consisting primarily of cash and a limited amount of debt assumed. The businesses acquired include 20 collection operations, ten landfills, and 12 transfer stations primarily in the state of Michigan. This acquisition was accounted for under the purchase method of accounting.

     On March 31, 1998, the Company acquired the remaining outstanding shares of WTI, which it did not already own for $16.50 per share, or $876,200,000. This obligation was financed with bank debt. This transaction accounted for as a purchase, resulted in an additional $508,100,000 of goodwill being recorded during the first quarter of 1998. During the remainder of 1998, the Company anticipates it will complete the allocation of purchase price to the various assets of WTI and will adjust goodwill accordingly.

     On June 18, 1998, the Company acquired American Waste Systems, Inc.'s solid waste businesses for approximately $150,000,000 in cash. The businesses acquired include three landfills and one collection operation located in Ohio.

     The unaudited pro forma information set forth below assumes the purchase acquisitions in 1996 and 1997 that were discussed in Note 3, the above discussed purchase acquisitions and numerous other purchase acquisitions that have occurred through August 31, 1998, had occurred at the beginning of 1996. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated at that time (in thousands, except per share amounts):

                                                             YEARS ENDED DECEMBER 31,
                                                             -------------------------
                                                                1997          1996
                                                             -----------   -----------
Operating revenues.........................................  $12,953,800   $13,012,454
Income (loss) from continuing operations...................     (962,923)      402,365
Net income (loss)..........................................     (876,079)      139,064
Basic earnings (loss) per common share:
  Income (loss) from continuing operations.................        (1.75)         0.75
  Net income (loss)........................................        (1.59)         0.26
Diluted earnings (loss) per common share:
  Income (loss) from continuing operations.................        (1.75)         0.73
  Net income (loss)........................................        (1.59)         0.25

                             WASTE MANAGEMENT, INC.

     On May 6, 1998, the Company consummated a merger with TransAmerican Waste Industries, Inc. ("TransAmerican") accounted for using the pooling of interests method of accounting, pursuant to which the Company issued approximately 1,975,000 shares of its common stock for all outstanding shares of TransAmerican. Periods reported prior to the consummation of this transaction were not restated to include the accounts and operations of TransAmerican as the combined results would not be materially different from the results as previously reported. The businesses acquired include five collection operations, nine landfills, and two transfer stations located throughout the southern United States.

     On June 29, 1998, WM Holdings announced that it had reached an agreement to acquire the publicly owned shares of its subsidiary, WM International. Under the agreement, holders of the approximately 20% of outstanding shares of WM International not currently owned by the Company will receive 345 pence in cash for each share held. The agreement values each WM International ADR, each representing two WM International ordinary shares, at approximately $11.50 based on the exchange rate at the time of the announcement. As the agreement is priced in pounds sterling, the U.S. dollar value of the agreement will fluctuate with the pound-dollar exchange rate. Closing of the transaction is subject to approval by the WM International minority shareholders, approval of the English High Court and satisfaction of other customary items, however, is expected to occur in the fourth quarter of 1998.

     On August 16, 1998, the Company entered into an agreement and plan of merger to acquire Eastern Environmental Services, Inc. ("Eastern") through a merger transaction ("Eastern Merger"). The agreement provides that on the effective date of the Eastern Merger, the Company will issue 0.6406 of a share of its common stock for each share of Eastern common stock. It is currently estimated that the Company will issue approximately 23,200,000 shares pursuant to the Eastern Merger, however, the actual number of shares to be issued will not be determined until immediately prior to consummation. The Eastern Merger is subject to, among other conditions, antitrust clearance and approval of Eastern's stockholders, however it is anticipated that the Eastern Merger will be completed in the fourth quarter of 1998 and that it will be accounted for as a pooling of interests. The operating revenues of Eastern were approximately $132,753,000 for the six months ended June 30, 1998.

     On September 7, 1998, the Company agreed to acquire the 49% interest of WM International's United Kingdom operations that is currently owned by Wessex for 205 million pounds ($342 million). The transaction is subject to Enron Corp.'s pending offer to acquire Wessex and the Company's plan to acquire the 20% of outstanding shares of WM International not currently owned by the Company.

     Financing Transactions

     In connection with the purchase of the remaining publicly held WTI shares, WM Holdings entered into a commitment with Chase Manhattan Bank ("Chase") whereby Chase, along with other financial institutions, has committed, subject to the satisfaction of certain conditions, to provide new credit facilities in the amount of $1,100,000,000. The new credit facilities, which will have a termination date of December 31, 1998, provided the funding needed to complete the WTI transaction and replaced WM Holdings $250,000,000 revolving credit facility that existed prior to the Merger which was subsequently cancelled. Additionally, the termination date of WM Holdings' $550,000,000 standby trade receivables sale agreement was extended from June 30, 1998, to December 31, 1998.

     On July 17, 1998, the Company issued $600,000,000 of 7% senior notes, due on July 15, 2028 (the "7% Notes") and $600,000,000 of 6 1/8% mandatorily tendered senior notes, due on July 15, 2011 (the "6 1/8% Notes"). The 7% Notes are redeemable, in whole or in part, at the option of the Company at any time and from time to time at the redemption price, as defined. The 6 1/8% Notes are subject to certain mandatory tender features as described in the indenture. The proceeds from the 7% Notes and 6 1/8% Notes were used to repay outstanding indebtedness under the Company's senior revolving credit facility. Interest on the 7% Notes and 6 1/8% Notes is payable semi-annually on January 15 and July 15.

                             WASTE MANAGEMENT, INC.

     Upon consummation of the Merger, the Company entered into a syndicated loan facility in the amount of $3,000,000,000, which was an addition to the Company's existing $2,000,000,000 senior revolving credit facility. The syndicated loan facility is renewable annually and provides for a one-year term option at the Company's request. The facility is available for borrowings and up to $800,000,000 of standby letters of credit and to support the issuance of commercial paper. The applicable interest rate, facility fee and covenant restrictions for the syndicated loan facility are similar to those contained in the Company's existing revolving credit facility which was amended to provide for the Merger. Additionally, upon consummation of the Merger, the Company retired the outstanding indebtedness under the WM Holdings' revolving line of credit and cancelled the Chase credit facilities discussed above.

     As a condition to completing the Merger, during June 1998, WM Holdings sold 20,000,000 shares of its common stock (equivalent to 14,500,000 shares of the Company's common stock) in an offering to the public. The proceeds of approximately $614,000,000 from this public offering were used by WM Holdings to retire outstanding debt under its Chase credit facilities.

     New Accounting Pronouncements

     In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, Accounting for the Costs of Start-Up Activities ("SOP 98-5"). SOP 98-5 requires all costs of start-up activities to be expensed as incurred. Start-up activities are defined as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing some new operation. Activities related to mergers or acquisitions are not considered start-up activities, and therefore SOP 98-5 does not change the accounting for such items. SOP 98-5 is effective for financial statements for years beginning after December 15, 1998. Management is currently assessing the impact that the adoption of SOP 98-5 will have on the Company's financial position, results of operations and cash flows.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and derivatives used for hedging purposes. SFAS No. 133 requires that entities recognize all derivative financial instruments as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management is currently assessing the impact that the adoption of SFAS No. 133 will have on the Company's financial statements.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            WASTE MANAGEMENT, INC.

                                            By: /s/ EARL E. DEFRATES
                                              ----------------------------------
                                              Earl E. DeFrates,
                                              Executive Vice President and Chief
                                                Financial Officer (Principal
                                                Financial Officer)

                                            By: /s/ BRUCE E. SNYDER
                                              ----------------------------------
                                              Bruce E. Snyder,
                                              Vice President and Chief
                                                Accounting Officer (Principal
                                                Accounting Officer)

Date: September 23, 1998

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.            EXHIBIT
        -------          -------
          23.1           -- Consent of Independent Public Accountants
          23.2           -- Consent of Independent Accountants
          27             -- Restated Financial Data Schedule
          27.1           -- Restated Financial Data Schedule
          27.2           -- Restated Financial Data Schedule
          27.3           -- Restated Financial Data Schedule